                                                                   EXHIBIT 10.18
- --------------------------------------------------------------------------------
                                CREDIT AGREEMENT



                           Dated as of June 14, 1996



                                     among


                               WEST MARINE, INC.,


                         BANK OF AMERICA NATIONAL TRUST
                            AND SAVINGS ASSOCIATION,

                                   as Agent,
                        a Letter of Credit Issuing Bank
                                    and Bank


                                      and


                  NATIONSBANK OF TEXAS, NATIONAL ASSOCIATION,

                       as a Letter of Credit Issuing Bank
                                    and Bank

[LOGO OF BANK OF AMERICA]
- --------------------------------------------------------------------------------

                               TABLE OF CONTENTS


Section                                                                    Page
- -------                                                                    ----
ARTICLE I.................................................................   1
DEFINITIONS...............................................................   1
        1.01  Certain Defined Terms.......................................   1
        1.02  Other Interpretive Provisions...............................  23
        1.03  Accounting Principles.......................................  24
        1.04  Currency Equivalents Generally..............................  24

ARTICLE II................................................................  24
THE CREDITS...............................................................  24
        2.01  Amounts and Terms of Commitments............................  24
        2.02  Loan Accounts...............................................  25
        2.03  Procedure for Borrowing.....................................  25
        2.04  Conversion and Continuation Elections.......................  26
        2.05  Voluntary Termination or Reduction of
              Commitments.................................................  27
        2.06  Optional Prepayments........................................  28
        2.07  Cash Collateralization of L/Cs; Mandatory
              Prepayments of Loans........................................  28
        2.08  Repayment; Extension of Revolving Termination Date..........  28
        2.09  Interest....................................................  30
        2.10  Fees........................................................  31
              (a) Agency Fees.............................................  31
              (b) Commitment Fees.........................................  31
        2.11  Computation of Fees and Interest............................  32
        2.12  Payments by the Company.....................................  32
        2.13  Payments by the Banks to the Agent..........................  33
        2.14  Sharing of Payments, Etc....................................  33

ARTICLE III...............................................................  34
THE LETTERS OF CREDIT.....................................................  34
        3.01  The Letter of Credit Subfacility............................  34
        3.02  Issuance, Amendment and Renewal of Letters of Credit........  36
        3.03  Existing Letters of Credit; Risk Participations,
              Drawings and Reimbursements.................................  38
        3.04  Repayment of Participations.................................  41
        3.05  Role of the Issuing Bank....................................  41
        3.06  Obligations Absolute........................................  42
        3.07  Cash Collateral Pledge......................................  44
        3.08  Letter of Credit Fees.......................................  44
        3.09  Uniform Customs and Practice................................  45
        3.10  Reports to Agent............................................  45
        3.11  Issuance of Letters of Credit in Offshore Currencies........  46

Section                                                                    Page
- -------                                                                    ----
ARTICLE IV................................................................  46
TAXES, YIELD PROTECTION AND ILLEGALITY....................................  46
        4.01   Taxes......................................................  46
        4.02   Illegality.................................................  48
        4.03   Increased Costs and Reduction of Return....................  48
        4.04   Funding Losses.............................................  49
        4.05   Inability to Determine Rates...............................  50
        4.06   Certificates of Banks......................................  50
        4.07   Substitution of Banks......................................  50
        4.08   Survival...................................................  50

ARTICLE V.................................................................  51
CONDITIONS PRECEDENT......................................................  51
        5.01   Conditions of Initial Credit Extensions....................  51
               (a)  Credit Agreement......................................  51
               (b)  Resolutions; Incumbency...............................  51
               (c)  Organization Documents; Good Standing.................  51
               (d)  Guaranty..............................................  52
               (e)  Legal Opinions........................................  52
               (f)  Payment of Fees.......................................  52
               (g)  Officer's Certificate.................................  52
               (h)  Termination of United Jersey Bank Credit
                    Agreement.............................................  53
               (i)  UCC Termination Statements............................  53
               (j)  Compliance Certificate................................  53
               (k)  Other Documents.......................................  53
        5.02   Conditions to All Credit Extensions........................  53
               (a)  Notice, Application...................................  54
               (b)  Continuation of Representations and Warranties........  54
               (c)  No Existing Default...................................  54

ARTICLE VI................................................................  54
REPRESENTATIONS AND WARRANTIES............................................  54
        6.01   Corporate Existence and Power..............................  54
        6.02   Corporate Authorization; No Contravention..................  55
        6.03   Governmental Authorization.................................  55
        6.04   Binding Effect.............................................  55
        6.05   Litigation.................................................  55
        6.06   No Default.................................................  56
        6.07   ERISA Compliance...........................................  56
        6.08   Use of Proceeds; Margin Regulations........................  57
        6.09   Title to Properties........................................  57
        6.10   Taxes......................................................  57
        6.11   Financial Condition........................................  57
        6.12   Environmental Matters......................................  58
        6.13   Regulated Entities.........................................  58
        6.14   No Burdensome Restrictions.................................  58
        6.15   Copyrights, Patents, Trademarks and Licenses,
               etc........................................................  58

Section                                                                    Page
- -------                                                                    ----
        6.16   Subsidiaries ............................................... 59
        6.17   Insurance................................................... 59
        6.18   Swap Obligations............................................ 59
        6.19   E&B Merger Agreement........................................ 59
        6.20   Full Disclosure............................................. 60

ARTICLE VII................................................................ 60
AFFIRMATIVE COVENANTS...................................................... 60
        7.01   Financial Statements........................................ 60
        7.02   Certificates; Other Information............................. 61
        7.03   Notices..................................................... 61
        7.04   Preservation of Corporate Existence, Etc.................... 63
        7.05   Maintenance of Property..................................... 63
        7.06   Insurance................................................... 63
        7.07   Payment of Obligations...................................... 63
        7.08   Compliance with Laws........................................ 64
        7.09   Compliance with ERISA....................................... 64
        7.10   Inspection of Property and Books and Records................ 64
        7.11   Environmental Laws.......................................... 65
        7.12   Use of Proceeds............................................. 65
        7.13   Financial Covenants......................................... 65
        7.14   Termination of UCC-1 Financing Statements................... 66
        7.15   New Guarantors.............................................. 67

ARTICLE VIII............................................................... 67
NEGATIVE COVENANTS......................................................... 67
        8.01   Limitation on Liens......................................... 67
        8.02   Disposition of Assets....................................... 69
        8.03   Consolidations and Mergers.................................. 70
        8.04   Loans, Investments and Acquisitions......................... 71
        8.05   Limitation on Indebtedness.................................. 72
        8.06   Transactions with Affiliates................................ 73
        8.07   Use of Proceeds............................................. 73
        8.08   Contingent Obligations...................................... 73
        8.09   Joint Ventures.............................................. 74
        8.10   Lease Obligations........................................... 74
        8.11   Restricted Payments......................................... 74
        8.12   ERISA....................................................... 75
        8.13   Change in Business.......................................... 75
        8.14   Accounting Changes.......................................... 75

ARTICLE IX................................................................. 75
EVENTS OF DEFAULT.......................................................... 75
        9.01   Event of Default............................................ 75
               (a)  Non-Payment............................................ 75
               (b)  Representation or Warranty............................. 75
               (c)  Specific Defaults...................................... 75
               (d)  Other Defaults......................................... 76
               (e)  Cross-Default.......................................... 76
               (f)  Insolvency; Voluntary Proceedings...................... 76

Section                                                                    Page
- -------                                                                    ----
               (g)  Involuntary Proceedings................................ 76
               (h)  ERISA.................................................. 77
               (i)  Monetary Judgments..................................... 77
               (j)  Non-Monetary Judgments................................. 77
               (k)  Adverse Change......................................... 77
               (l)  Change of Control...................................... 77
               (m)  Guarantor Defaults..................................... 77
        9.02   Remedies.................................................... 78
        9.03   Rights Not Exclusive........................................ 78

ARTICLE X.................................................................. 79
THE AGENT.................................................................. 79
        10.01  Appointment and Authorization; "Agent"...................... 79
        10.02  Delegation of Duties........................................ 79
        10.03  Liability of Agent.......................................... 80
        10.04  Reliance by Agent........................................... 80
        10.05  Notice of Default........................................... 81
        10.06  Credit Decision............................................. 81
        10.07  Indemnification of Agent.................................... 82
        10.08  Agent in Individual Capacity................................ 82
        10.09  Successor Agent............................................. 82
        10.10  Withholding Tax............................................. 83

ARTICLE XI................................................................. 85
MISCELLANEOUS.............................................................. 85
        11.01  Amendments and Waivers...................................... 85
        11.02  Notices..................................................... 86
        11.03  No Waiver; Cumulative Remedies.............................. 86
        11.04  Costs and Expenses.......................................... 87
        11.05  Company Indemnification..................................... 87
        11.06  Payments Set Aside.......................................... 88
        11.07  Successors and Assigns...................................... 88
        11.08  Assignments, Participations, etc............................ 88
        11.09  Reallocation of Commitments in Event of Merger,
               Etc......................................................... 90
        11.10  Confidentiality............................................. 91
        11.11  Set-off..................................................... 92
        11.12  Automatic Debits of Fees.................................... 92
        11.13  Notification of Addresses, Lending Offices, Etc............. 92
        11.14  Counterparts................................................ 92
        11.15  Severability................................................ 92
        11.16  No Third Parties Benefited.................................. 93
        11.17  Governing Law and Jurisdiction.............................. 93
        11.18  Waiver of Jury Trial........................................ 93
        11.19  Entire Agreement............................................ 94
        11.20  Termination of Existing Bank of America Credit
               Agreement; Continuation of Loans and Letters of
               Credit Hereunder............................................ 94
        11.21  Effectiveness of Merger..................................... 94

                                CREDIT AGREEMENT
                                ----------------



          This CREDIT AGREEMENT is entered into as of June 14, 1996 among WEST MARINE, INC., a Delaware corporation (the "Company"), the several financial institutions from time to time party to this Agreement (collectively, the "Banks"; individually, a "Bank"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as a letter of credit issuing bank (in such capacity, an "Issuing Bank"), and as agent for the Banks (in such capacity, the "Agent"), and NATIONSBANK OF TEXAS, NATIONAL ASSOCIATION, as a letter of credit issuing bank (in such capacity, an "Issuing Bank").

                                    RECITAL
                                    -------

          The Banks have agreed to make available to the Company a revolving credit facility with letter of credit subfacility upon the terms and conditions set forth in this Agreement;


          NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

          1.01  Certain Defined Terms.  The following terms have the following
                ---------------------
meanings:

                "Acquisition" means any transaction or series of related
                 -----------
          transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Company or the Subsidiary is the surviving entity.

                "Affiliate" means, as to any Person, any other Person which,
                 ---------
          directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

                "Agent" means BofA in its capacity as agent for the Banks
                 -----
          hereunder, and any successor agent arising under Section 10.09.

                "Agent-Related Persons" means BofA and any successor agent
                 ---------------------
          arising under Section 10.09 and any successor to BofA as a letter of credit issuing bank hereunder, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

                "Agent's Payment Office" means the address for payments set
                 ----------------------
          forth on Schedule 11.02 or such other address as the Agent may from time to time specify.

                "Agreed Alternative Currency" has the meaning specified in
                 ---------------------------
          Section 3.11(a).

                "Agreement" means this Credit Agreement.
                 ---------

                "Applicable Margin" means
                 -----------------

                     (i)  with respect to Base Rate Loans, zero

                     (ii) with respect to Offshore Rate Loans, the Applicable
                Offshore Rate Margin.

                "Applicable Offshore Rate Margin" means
                 -------------------------------

                     (i) on and after the date the Company receives a rating on the Company's senior long term unsecured debt of "BBB-" or better from S&P or "Baa3" or better from Moody's, and so long as the Company's senior long term unsecured debt continues to be rated by either S&P or Moody's and such rating does not fall below "BBB-", in the case of S&P, or "Baa3", in the case of Moody's, six-tenths of one percent (.6%); and

                     (ii) at all times that clause (i) is not applicable,
                commencing on the fifteenth day following the day the Company is first required to deliver financial statements to Banks and Agent under Section 7.01(a) or (b), the percentage determined as set forth below:

                          (A) on and after the fifteenth day following receipt
                     by Banks and Agent of the financial statements required under Section 7.01(a) and (b), which financial statements reflect a Debt-to-Earnings Ratio of less than 1.25:1 for the most recently concluded fiscal quarter, six-tenths of one percent (.6%); provided that during the second, third
                                        --------
                     and fourth fiscal quarters of 1996 and the first fiscal quarter of 1997 only, if the Debt-to-Earnings Ratio is less than 1.50:1, the above percentage shall still apply;

                          (B) subject to the foregoing proviso, on and after the
                     fifteenth day following receipt by Banks and Agent of the financial statements required under Section 7.01(a) and
                     (b), which financial statements reflect a Debt-to-Earnings Ratio of 1.25:1 or higher, but less than 1.5:1, for the most recently concluded fiscal quarter, seventy-five hundredths of one percent (.75%);

                          (C) on and after the fifteenth day following receipt
                     by Banks and Agent of the financial statements required under Section 7.01(a) and (b), which financial statements reflect a Debt-to-Earnings Ratio of 1.5:1 or higher, but less than 2:1, for the most recently concluded fiscal quarter, eight hundred seventy-five thousandths of one percent (.875%);

                          (D) on and after the fifteenth day following receipt
                     by Banks and Agent of the financial statements required under Section 7.01(a) and (b), which financial statements reflect a Debt-to-Earnings Ratio of 2:1 or higher for the most recently concluded fiscal quarter, 1%;

                          (E) on and after the fifteenth day following the
                     Company's failure to deliver to Banks and Agent the financial statements required under Section 7.01(a) and (b) within the time periods set forth therein, and until the fifteenth day following receipt by Bank and Agent of such financial statements (at which time subpart (A) (B), (C) or (D) above shall become applicable), 1%.

                "Assignee" has the meaning specified in Section 11.08(a).
                 --------

                "Attorney Costs" means and includes all fees and disbursements
                 --------------
          of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

                "Bank" has the meaning specified in the introductory clause
                 ----
          hereto. References to the "Banks" shall include BofA and NationsBank in their respective capacities as Issuing Banks; for purposes of clarification only, to the extent that either BofA or NationsBank may have any rights or obligations in addition to those of the Banks due to its status as Issuing Bank, its status as such will be specifically referenced.

                "Bankruptcy Code" means the Federal Bankruptcy Reform Act of
                 ---------------
          1978 (11 U.S.C. (S)101, et seq.).
                                  -------

                "Base Rate" means, for any day, the higher of: (a) 0.50% per
                 ---------
          annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." (The "reference rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.)

                    Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

                "Base Rate Loan" means a Revolving Loan, or an L/C Advance, that
                 --------------
          bears interest based on the Base Rate.

                "BofA" means Bank of America National Trust and Savings
                 ----
          Association, a national banking association.

                "Borrowing" means a borrowing hereunder consisting of Revolving
                 ---------
          Loans of the same Type made to the Company on the same day by the Banks under Article II, and, other than in the case of Base Rate Loans, having the same Interest Period.

                "Borrowing Date" means any date on which a Borrowing occurs
                 --------------
          under Section 2.03.

                "Business Day" means any day other than a Saturday, Sunday or
                 ------------
          other day on which commercial banks in New York City or San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the applicable offshore dollar interbank market.

                "Capital Adequacy Regulation" means any guideline, request or
                 ---------------------------
          directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

                "Cash Collateralize" means to pledge and deposit with or deliver
                 ------------------
          to the Agent, for the benefit of the Agent, the Issuing Banks and the Banks, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Agent and the Issuing Bank (which documents are hereby consented to by the Banks). Derivatives of such term shall have corresponding meaning. The Company hereby grants the Agent, for the benefit of the Agent, the Issuing Banks and the Banks, a security interest in all such cash and deposit account balances. Cash collateral shall be maintained in blocked, interest bearing deposit accounts at BofA.

                "Cash Flow for Debt Service" has the meaning specified in
                 --------------------------
          Section 7.13(b).

                "Closing Date" means the date on which all conditions precedent
                 ------------
          set forth in Section 5.01 are satisfied or waived by all Banks (or, in the case of Section 5.01(f), waived by the Person entitled to receive such payment).

                "Code" means the Internal Revenue Code of 1986, and regulations
                 ----
          promulgated thereunder.

                "Commitment", as to each Bank, has the meaning specified in
                 ----------
          Section 2.01.

                "Compliance Certificate" means a certificate substantially in
                 ----------------------
          the form of Exhibit C.
                      ---------

                "Computation Date" has the meaning specified in Section 3.11(b).
                 ----------------

                "Contingent Obligation" means, without duplication as to any
                 ---------------------
          Person, any direct or indirect liability of that Person, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b)
                                                    -------------------
          with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (d) in respect of any Swap Contract. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations other than in respect of Swap Contracts, shall be equal to the reasonably anticipated liability in respect thereof and, in the case of Contingent Obligations in respect of Swap Contracts, shall be equal to the Swap Termination Value.

                "Contractual Obligation" means, as to any Person, any provision
                 ----------------------
          of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

                "Conversion/Continuation Date" means any date on which, under
                 ----------------------------
          Section 2.04, the Company (a) converts Loans of one Type to another Type, or (b) continues as Loans of the same Type, but with a new Interest Period, Loans having Interest Periods expiring on such date.

                "Credit Extension" means and includes (a) the making of any
                 ----------------
          Revolving Loans hereunder, and (b) the Issuance of any Letters of Credit hereunder (including the Existing Letters of Credit).

                "Debt Service Payments" has the meaning specified in Section
                 ---------------------
          7.13(b).

                "Debt-to-Earnings Ratio" has the meaning specified in Section
                 ----------------------
          7.13(d).

                "Default" means any event or circumstance which, with the giving
                 -------
          of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

                "Dollars", "dollars" and "$" each mean lawful money of the
                --------    -------       -
          United States.

                "E&B Marine" means E&B Marine Inc., a Delaware corporation.
                 ----------

                "E&B Marine Merger Agreement" means that certain Agreement and
                 ---------------------------
          Plan of Merger dated as of April 2, 1996 among the Company, E&B Marine and West Marine Merger Sub, Inc., as amended or modified from time to time.

                "Effective Amount" means (i) with respect to any Revolving Loans
                 ----------------
          on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Revolving Loans occurring on such date; and (ii) with respect to any outstanding L/C Obligations on any date, the Equivalent Amount of such L/C Obligations on such date after giving effect to any Issuances of Letters of Credit occurring on such date and any other changes in the aggregate Equivalent Amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

                "Eligible Assignee" means (a) a commercial bank organized under
                 -----------------
          the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; and (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Bank, (ii) a Subsidiary of a Person of which a Bank is a Subsidiary, or (iii) a Person of which a Bank is a Subsidiary.

                "Environmental Claims" means all claims, however asserted, by
                 --------------------
          any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

                "Environmental Laws" means all federal, state or local laws,
                 ------------------
          statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters.

                "Equivalent Amount" means (a) whenever this Agreement requires
                 -----------------
          or permits a determination on any date of the equivalent in Dollars of an amount expressed in an Offshore Currency, the equivalent amount in Dollars of an amount expressed in an Offshore Currency as determined by the Agent on such date on the basis of the Spot Rate for the purchase of Dollars with such Offshore Currency on the relevant Computation Date provided for hereunder; or (b) whenever this Agreement requires or permits a determination on any date of the equivalent in an Offshore Currency of an amount expressed in Dollars, the equivalent amount in an Offshore Currency of an amount expressed in Dollars as determined by the Agent on such date on the basis of the Spot Rate for the purchase of such Offshore Currency with Dollars on the relevant Computation Date provided for hereunder.

                "ERISA" means the Employee Retirement Income Security Act of
                 -----
          1974, and regulations promulgated thereunder.

                "ERISA Affiliate" means any trade or business (whether or not
                 ---------------
          incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the
          Code).

                "ERISA Event" means (a) a Reportable Event with respect to a
                 -----------
          Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or
          (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

                "Eurodollar Reserve Percentage" has the meaning specified in the
                 -----------------------------
          definition of "Offshore Rate".

                "Event of Default" means any of the events or circumstances
                 ----------------
          specified in Section 9.01.

                "Exchange Act" means the Securities Exchange Act of 1934, and
                 ------------
          regulations promulgated thereunder.

                "Existing Letters of Credit" means the letters of credit
                 --------------------------
          described in Schedule 3.03.
                       -------------

                "FDIC" means the Federal Deposit Insurance Corporation, and any
                 ----
          Governmental Authority succeeding to any of its principal functions.

                "Federal Funds Rate" means, for any day, the rate set forth in
                 ------------------
          the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

                "Fee Letter" has the meaning specified in Section 2.10(a).
                 ----------

                "FRB" means the Board of Governors of the Federal Reserve
                 ---
          System, and any Governmental Authority succeeding to any of its principal functions.

                "Further Taxes" means any and all present or future taxes,
                 -------------
          levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges (including, without limitation, net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to Section 4.01.

                "GAAP" means generally accepted accounting principles set forth
                 ----
          from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

                "Governmental Authority" means any nation or government, any
                 ----------------------
          state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                "Guarantors" means West Marine Products, Inc., a California
                 ----------
          corporation, E&B Marine, E&B Marine Supply, Inc., a Maryland corporation, E&B Marine Supply, Inc., a New Jersey corporation, E&B Marine Supply (Florida), Inc., a Delaware corporation, Goldbergs' Marine Distributors, Inc., a Delaware corporation, James Bliss & Co., Inc., a Massachusetts corporation, Sea Ranger Marine Inc., a Delaware corporation, Krista Corporation, a Delaware corporation, Central Marine Supply Inc., a New Jersey corporation, and any other Person who becomes a Guarantor from time to time in accordance with Section 7.15 (individually, a "Guarantors").

                "Guaranty" means a guaranty in the form of Exhibit E executed by
                 --------
          Guarantors in support of the Obligations.

                "Guaranty Obligation" has the meaning specified in the
                 -------------------
          definition of "Contingent Obligation."

                "Honor Date" has the meaning specified in Section 3.03(c).
                 ----------

                "Indebtedness" of any Person means, without duplication, (a) all
                 ------------
          indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables and accrued expenses entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to capital leases; (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (h) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above. For all purposes of this Agreement, the Indebtedness of any Person shall include all recourse Indebtedness of any partnership or joint venture or limited liability company in which such Person is a general partner or a joint venturer or a member, provided such Person is liable for such recourse Indebtedness.

                "Indemnified Liabilities" has the meaning specified in Section
                 -----------------------
          11.05.

                "Indemnified Person" has the meaning specified in Section 11.05.
                 ------------------

                "Independent Auditor" has the meaning specified in Section
                 -------------------
          7.01(a).

                "Insolvency Proceeding" means, with respect to any Person, (a)
                 ---------------------
          any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of, its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

                "Interest Payment Date" means, as to any Loan other than a Base
                 ---------------------
          Rate Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Loan, the last Business Day of each calendar quarter, provided, however, that if any Interest Period for
                            --------  -------
          an Offshore Rate Loan exceeds three months, the date that falls three months after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date.

                "Interest Period" means, as to any Offshore Rate Loan, the
                 ---------------
          period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Loan, and ending on the date 14 days or one, two, three or six months thereafter (and any other period that is 12 months or less and is consented to by all Banks in the given instance) as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation; provided that:
                                             --------

                     (i) if any Interest Period would otherwise end on a day
                that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of an Offshore Rate Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                     (ii) any Interest Period pertaining to an Offshore Rate
                Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                     (iii) no Interest Period for any Loan shall extend beyond
                the Revolving Termination Date.

                "IRS" means the Internal Revenue Service, and any Governmental
                 ---
          Authority succeeding to any of its principal functions under the Code.

                "Issuance Date" has the meaning specified in Section 3.01(a).
                 -------------

                "Issue" means, with respect to any Letter of Credit, to
                 -----
          incorporate the Existing Letters of Credit into this Agreement, or to issue or to extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms "Issued," if "Issuing" and
                                                    ------       -------
          "Issuance" have corresponding meanings.
          ---------

                "Issuing Bank" means BofA or NationsBank, each in its respective
                 ------------
          capacity as issuer of one or more Letters of Credit hereunder, together with any replacement letter of credit issuer arising under
          Section 10.01(b) or Section 10.09. The Issuing Bank with respect to any Letter of Credit shall be selected by the Company at the time the Company requests Issuance of such Letter of Credit.

                "Joint Venture" means a partnership, limited liability company,
                 -------------
          joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Company or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

                "L/C Advance" means each Bank's participation in any L/C
                 -----------
          Borrowing in accordance with its Pro Rata Share.

                "L/C Amendment Application" means an application form for
                 -------------------------
          amendment of outstanding standby or commercial documentary letters of credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.

                "L/C Application" means an application form for issuances of
                 ---------------
          standby or commercial documentary letters of credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.

                "L/C Borrowing" means an extension of credit resulting from a
                 -------------
          drawing under any Letter of Credit which shall not have been reimbursed on the date when made nor converted into a Borrowing of Revolving Loans under Section 3.03(c).

                "L/C Commitment" means the commitment of the Issuing Banks to
                 --------------
          Issue, and the commitment of the Banks severally to participate in, Letters of Credit (including the Existing Letters of Credit) from time to time Issued or outstanding under Article III, in an aggregate amount not to exceed on any date the amount of $15,000,000 (of which up to $10,000,000 shall be available for the issuance of commercial Letters of Credit and up to $5,000,000 shall be available for the issuance of standby Letters of Credit), as the same shall be reduced as a result of a reduction in the L/C Commitment pursuant to Section 2.05; provided that the L/C Commitment is a part of the combined
                --------
          Commitments, rather than a separate, independent commitment.

                "L/C Obligations" means at any time the sum of (a) the aggregate
                 ---------------
          undrawn amount of all Letters of Credit then outstanding, plus (b) the amount of all unreimbursed drawings under all Letters of Credit, including all outstanding L/C Borrowings.

                "L/C-Related Documents" means the Letters of Credit, the L/C
                 ---------------------
          Applications, the L/C Amendment Applications and any other document relating to any Letter of Credit, including any of the Issuing Bank's standard form documents for letter of credit issuances.

                "Lending Office" means, as to any Bank, the office or offices of
                 --------------
          such Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on

          Schedule 11.02, or such other office or offices as such Bank may from
          --------------
          time to time notify the Company and the Agent.

                "Letters of Credit" means the Existing Letters of Credit and any
                 -----------------
          letters of credit (whether standby letters of credit or commercial documentary letters of credit) Issued by any Issuing Bank pursuant to
          Article III.

                "Lien" means any security interest, mortgage, deed of trust,
                 ----
          pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law), but not including the interest of a lessor under an operating lease.

                "Loan" means an extension of credit by a Bank to the Company
                 ----
          under Article II or Article III in the form of a Revolving Loan or L/C Advance.

                "Loan Documents" means this Agreement, the Fee Letter, the L/C-
                 --------------
          Related Documents, and all other documents delivered to the Agent or any Bank in connection herewith.

                "Majority Banks" means at any time at least two Banks then
                 --------------
          holding at least 66-2/3% of the then aggregate unpaid principal amount of the Loans, or, if no such principal amount is then outstanding, at least two Banks then having at least 66-2/3% of the Commitments.

                "Margin Stock" means "margin stock" as such term is defined in
                 ------------
          Regulation G, T, U or X of the FRB.

                "Material Adverse Effect" means (a) a material adverse change
                 -----------------------
          in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Company or any Guarantor to perform under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company or any Guarantor of any Loan Document.

                "Moody's" means Moody's Investors Service, Inc.
                 -------

                "Multiemployer Plan" means a "multiemployer plan", within the
                 ------------------
          meaning of Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

                "NationsBank" means NationsBank of Texas, National Association,
                 -----------
          a national banking association.

                "Net Interest Expense" means, for any period of determination,
                 --------------------
          interest expense less interest income; provided, that in no event
                                                 --------
          shall Net Interest Expense be less than zero.

                "Notice of Borrowing" means a notice in substantially the form
                 -------------------
          of Exhibit A.
             ---------

                "Notice of Conversion/Continuation" means a notice in
                 ---------------------------------
          substantially the form of Exhibit B.
                                    ---------

                "Obligations" means all advances, debts, liabilities,
                 -----------
          obligations, covenants and duties arising under any Loan Document owing by the Company to any Bank, the Agent, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

                "Offshore Business Day" means a day on which dealings in
                 ---------------------
          deposits denominated in Dollars or the applicable Offshore Currency are carried out by BofA's Grand Cayman branch (or such other office as may be designated for such purpose by BofA or the Agent), and which is also a Business Day.

                "Offshore Currency" means any Agreed Alternative Currency.
                 -----------------

                "Offshore Rate" means, for any Interest Period, with respect to
                 -------------
          Offshore Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/16th of 1%) determined by the Agent as follows:

          Offshore Rate =               LIBOR
                          -------------------------------------
                          1.00 - Eurodollar  Reserve Percentage

          Where,

                     "Eurodollar Reserve Percentage" means for any day for any
                      -----------------------------
                Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Bank) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

                     "LIBOR" means the rate of interest per annum determined by
                      -----
                the Agent to be the arithmetic mean (rounded upward to the next 1/16th of 1%) of the rates of interest per annum notified to the Agent by BofA as the rate of interest at which dollar deposits in the approximate amount of the amount of the Loan to be made or continued as, or converted into, an Offshore Rate Loan by BofA and having a maturity comparable to such Interest Period would be offered to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

                The Offshore Rate shall be adjusted automatically as to all Offshore Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.

                "Offshore Rate Loan" means a Loan that bears interest based on
                 ------------------
          the Offshore Rate.

                "Organization Documents" means, for any corporation, the
                 ----------------------
          certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

                "Other Taxes" means any present or future stamp, court or
                 -----------
          documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

                "Participant" has the meaning specified in Section 11.08(d).
                 -----------

                "PBGC" means the Pension Benefit Guaranty Corporation, or any
                 ----
          Governmental Authority succeeding to any of its principal functions under ERISA.

                "Pension Plan" means a pension plan (as defined in Section 3(2)
                 ------------
          of ERISA) subject to Title IV of ERISA which the Company sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

                "Permitted Liens" has the meaning specified in Section 8.01.
                 ---------------

                "Permitted Swap Obligations" means all obligations (contingent
                 --------------------------
          or otherwise) of the Company or any Subsidiary existing or arising under Swap Contracts, provided that each of the following criteria is satisfied: (a) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments or assets held by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation or taking a "market view;" and (b) such Swap Contracts do not contain any provision ("walk-away" provision) exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party.

                "Person" means an individual, partnership, corporation, limited
                 ------
          liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

                "Plan" means an employee benefit plan (as defined in Section
                 ----
          3(3) of ERISA) which the Company sponsors or maintains or to which the Company makes, is making, or is obligated to make contributions and includes any Pension Plan.

                "Pro Rata Share" means, as to any Bank at any time, the
                 --------------
          percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Commitment divided by the combined Commitments of all Banks.

                "Reportable Event" means, any of the events set forth in Section
                 ----------------
          4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30day notice requirement under ERISA has been waived in regulations issued by the PBGC.

                "Requirement of Law" means, as to any Person, any law (statutory
                 ------------------
          or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

                "Responsible Officer" means the chief executive officer or the
                 -------------------
          president of the Company, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of the Company, or any other officer having substantially the same authority and responsibility.

                "Restructuring Charges" means restructuring charges as reported
                 ---------------------
          on the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended June 29, 1996, September 28, 1996 and March 29, 1997 or the Company's Annual Report on Form 10-K filed for the fiscal year ending December 28, 1996 not to exceed $4,000,000 in the aggregate.

                "Revolving Loan" has the meaning specified in Section 2.01, and
                 --------------
          may be a Base Rate Loan or an Offshore Rate Loan (each, a "Type" of
                                                                     ----
          Revolving Loan).

                "Revolving Termination Date" means the earlier to occur of:
                 --------------------------

                     (a) the first Business Day of the Company's third fiscal
                quarter of 1999, unless extended pursuant to Section 2.08(b);
                and

                     (b) the date on which the Commitments terminate in
                accordance with the provisions of this Agreement.

                "S&P" means Standard & Poor's Ratings Group.
                 ---

                "SEC" means the Securities and Exchange Commission, or any
                 ---
          Governmental Authority succeeding to any of its principal functions.

                "Spot Rate" for a currency means the rate quoted by BofA as the
                 ---------
          spot rate for the purchase by BofA of such currency with another currency through its FX Trading Office at approximately 8:00 a.m. (San Francisco time) on the date two Offshore Business Days prior to the date as of which the foreign exchange computation is made.

                "Standby Letter of Credit Fee" means
                 ----------------------------

                     (i) on and after the date the Company receives a rating on the Company's senior long term unsecured debt of "BBB-" or better from S&P or "Baa3" or better from Moody's, and so long as the Company's senior long term unsecured debt continues to be rated by either S&P or Moody's and such rating does not fall below "BBB-", in the case of S&P, or "Baa3", in the case of Moody's, sixth-tenths of one percent (.6%); and

                     (ii) at all times that clause (i) is not applicable, commencing on the fifteenth day following the day the Company is first required to deliver financial statements to Banks and Agent under Section 7.01(a) or (b), the percentage determined as set forth below:

                          (A) on and after the fifteenth day following receipt
                     by Banks and Agent of the financial statements required under Section 7.01(a) and (b), which financial statements reflect a Debt-to-Earnings Ratio of less than 1.25:1 for the most recently concluded fiscal quarter, sixth-tenths of one percent (.6%);

                     provided that during the second, third and fourth fiscal
                     --------
                     quarters of 1996 and the first fiscal quarter of 1997 only, if the Debt-toEarnings Ratio is less than 1.50:1, the above percentage shall still apply;

                          (B) subject to the foregoing proviso, on and after the
                     fifteenth day following receipt by Banks and Agent of the financial statements required under Section 7.01(a) and (b), which financial statements reflect a Debt-to-Earnings Ratio of 1.25:1 or higher, but less than 1.5:1, for the most recently concluded fiscal quarter, seventy-five hundredths of one percent (.75%);

                          (C) on and after the fifteenth day following receipt
                     by Banks and Agent of the financial statements required under Section 7.01(a) and (b), which financial statements reflect a Debt-to-Earnings Ratio of 1.5:1 or higher, but less than 2:1, for the most recently concluded fiscal quarter, eight hundred seventy-five thousandths of one percent (.875%);

                          (D) on and after the fifteenth day following receipt
                     by Banks and Agent of the financial statements required under Section 7.01(a) and (b), which financial statements reflect a Debt-to-Earnings Ratio of 2:1 or higher for the most recently concluded fiscal quarter, 1%;

                          (E) on and after the fifteenth day following the
                     Company's failure to deliver to Banks and Agent the financial statements required under Section 7.01(a) and (b) within the time periods set forth therein, and until the fifteenth day following receipt by Bank and Agent of such financial statements (at which time subpart (A) (B), (C) or (D) above shall become applicable), 1%.

                "Subsidiary" of a Person means any corporation, association,
                 ----------
          partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.

                "Surety Instruments" means all letters of credit (including
                 ------------------
          standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

                "Swap Contract" means any agreement, whether or not in writing,
                 -------------
          relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

                "Swap Termination Value" means, in respect of any one or more
                 ----------------------
          Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Bank).

                "Tangible Net Worth" has the meaning specified in Section
                 ------------------
          7.13(a).

                 "Taxes" means any and all present or future taxes, levies,
                  -----
          assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, respectively, taxes imposed on or measured by its net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Agent, as the case may be, is organized or maintains a lending office.

                "Type" has the meaning specified in the definition of "Revolving
                 ----
          Loan."

                "Unfunded Pension Liability" means the excess of a Plan's
                 --------------------------
          benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

                "United States" and "U.S." each means the United States of
                 -------------       ----
          America.

                "Wholly-Owned Subsidiary" means any corporation in which (other
                 -----------------------
          than directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries of the Company, or both.

          1.02  Other Interpretive Provisions.  (a)  The meanings of defined
                -----------------------------
terms are equally applicable to the singular and plural forms of the defined terms.

                (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                    (ii) The term "including" is not limiting and means "including without limitation."

                    (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

                (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

                (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

               (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided, any reference to any action of the Agent or the Banks by way of consent, approval or waiver shall be deemed modified by the phrase "in its/their sole discretion."

               (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Banks or the Agent merely because of the Agent's or Banks' involvement in their preparation.

          1.03  Accounting Principles.  (a)  Unless the context otherwise
                ---------------------
clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

               (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.

          1.04  Currency Equivalents Generally.  For all purposes of this
                ------------------------------
Agreement (but not for purposes of the preparation of any financial statements delivered pursuant hereto), the equivalent in any Offshore Currency or other currency of an amount in Dollars, and the equivalent in Dollars of an amount in any Offshore Currency or other currency, shall be determined at the Spot Rate.


                                   ARTICLE II

                                  THE CREDITS
                                  -----------

          2.01  Amounts and Terms of Commitments.  Each Bank severally agrees,
                --------------------------------
on the terms and conditions set forth herein, to make loans to the Company (each such loan, a "Revolving Loan") from time to time on any Business Day during the
              --------------
period from the Closing Date to the Revolving Termination Date, in an aggregate amount not to exceed at any time outstanding the amount set forth on Schedule
                                                                     --------
2.01 (such amount as the same may be reduced under Section 2.05 or as a result
- ----
of one or more assignments under Section 11.08, the Bank's "Commitment");
                                                            ----------
provided, however, that, after giving effect to any Borrowing of Revolving
- --------  -------
Loans, the Effective Amount of all outstanding Revolving Loans and the Effective Amount of all L/C Obligations, shall not at any time exceed the combined Commitments; and provided further, that the Effective Amount of the Revolving
             --- -------- -------
Loans of any Bank plus the
participation of such Bank in the Effective Amount of all L/C Obligations shall not at any time exceed such Bank's Commitment. Within the limits of each Bank's Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this section 2.01, prepay under Section 2.06 and reborrow under this section 2.01.

          2.02  Loan Accounts.  The Loans made by each Bank and the Letters of
                -------------
Credit Issued by the Issuing Bank shall be evidenced by one or more accounts or records maintained by such Bank or Issuing Bank, as the case may be, in the ordinary course of business. The accounts or records maintained by the Agent, the Issuing Bank and each Bank shall be rebuttably presumptive evidence of the amount of the Loans made by the Banks to the Company and the Letters of Credit Issued for the account of the Company, and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans or any Letter of Credit.

          2.03  Procedure for Borrowing.  (a)  Each Borrowing of Revolving Loans
                -----------------------
shall be made upon the Company's irrevocable written notice delivered to the Agent in the form of a Notice of Borrowing (which notice must be received by the Agent prior to 9:30 a.m. (San Francisco time) (i) three Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans; and (ii) on the requested Borrowing Date, in the case of Base Rate Loans, specifying:

                    (A) the amount of the Borrowing, which shall be in an aggregate minimum amount of (1) $200,000 or any multiple of $100,000 in excess thereof, in the case of Base Rate Loans, or (2) $500,000 or any multiple of $100,000 in excess thereof, in the case of Offshore Rate Loans;

                    (B) the requested Borrowing Date, which shall be a Business Day;

                    (C) the Type of Loans comprising the Borrowing; and

                    (D) the duration of the Interest Period applicable to such Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of Offshore Rate Loans, such Interest Period shall be one month.

                (b) The Agent will promptly notify each Bank of its receipt of any Notice of Borrowing and of the amount of such Bank's Pro Rata Share of that Borrowing.

                (c) Each Bank will make the amount of its Pro Rata Share of each Borrowing available to the Agent for the account of the Company at the Agent's Payment Office by 11:00 a.m. (San Francisco time) on the Borrowing Date requested by the Company in funds immediately available to the Agent. The proceeds of all such Loans will then be made available to the Company by the Agent at such office by crediting the account of the Company on the books of BofA with the aggregate of the amounts made available to the Agent by the Banks and in like funds as received by the Agent.

                (d) After giving effect to any Borrowing, unless the Agent shall otherwise consent, there may not be more than eight different Interest Periods in effect.

          2.04  Conversion and Continuation Elections.  (a)  The Company may,
                -------------------------------------
upon irrevocable written notice to the Agent in accordance with Section 2.04(b):

                    (i) elect, as of any Business Day, in the case of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of any other Type of Revolving Loans, to convert any such Loans (or any part thereof in an amount not less than (1) $200,000 or any multiple of $100,000 in excess thereof, in the case of Base Rate Loans, or (2) $500,000 or any multiple of $100,000 in excess thereof, in the case of Offshore Rate Loans into Loans of any other Type; or

                    (ii) elect as of the last day of the applicable Interest Period, to continue any Revolving Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $500,000, or that is in an integral multiple of $100,000 in excess thereof);

provided, that if at any time the aggregate amount of Offshore Rate Loans in
- --------
respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $500,000, such Offshore Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Company to continue such Loans as, and convert such Loans into, Offshore Rate Loans shall terminate. The Company may aggregate Base Rate Loans to be converted into Offshore Rate Loans.

                (b) The Company shall deliver a Notice of Conversion/Continuation to be received by the Agent not later than 9:30 a.m. (San Francisco time) at least (i) three Business

Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as Offshore Rate Loans; and (ii) on the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Loans, specifying:

                    (A) the proposed Conversion/Continuation Date;

                    (B) the aggregate amount of Loans to be converted or continued;

                    (C) the Type of Loans resulting from the proposed conversion or continuation; and

                    (D) other than in the case of conversions into Base Rate Loans, the duration of the requested Interest Period.

                (c) If upon the expiration of any Interest Period applicable to Offshore Rate Loans, the Company has failed to select timely a new Interest Period to be applicable to such Offshore Rate Loans, or if any Default or Event of Default then exists, the Company shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

                (d) The Agent will promptly notify each Bank of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Company, the Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Bank.

                (e) Unless the Majority Banks otherwise consent, during the existence of a Default or Event of Default, the Company may not elect to have a Loan converted into or continued as an Offshore Rate Loan.

                (f) After giving effect to any conversion or continuation of Loans, unless the Agent shall otherwise consent, there may not be more than eight different Interest Periods in effect.

          2.05  Voluntary Termination or Reduction of Commitments.  The Company
                -------------------------------------------------
may, upon not less than five Business Days' prior notice to the Agent, terminate the Commitments, or permanently reduce the Commitments by an aggregate minimum amount of $1,000,000 or any multiple of $1,000,000 in excess thereof; unless,
                                                                      ------
after giving effect thereto and to any prepayments of Loans made on the effective date thereof, (a) the Effective Amount of all Revolving Loans, and L/C Obligations together would exceed the amount of the combined Commitments then in effect, or (b) the Effective Amount of all L/C Obligations then outstanding would exceed the L/C Commitment. A voluntary reduction in the Commitments shall not reduce the L/C Commitment to the extent the remaining Commitments, as so reduced, equal or exceed the L/C Commitment. Once reduced in accordance with this Section, the Commitments may not be increased. Any reduction of the Commitments shall be applied to each Bank according to its Pro Rata Share. If and to the extent specified by the Company in the notice to the Agent, some or all of the reduction in the combined Commitments shall be applied to reduce the L/C Commitment. All accrued commitment and letter of credit fees to, but not including, the effective date of any reduction or termination of Commitments, shall be paid on the effective date of such reduction or termination.

          2.06  Optional Prepayments.  Subject to Section 4.04, the Company may,
                --------------------
at any time or from time to time, upon not less than 4 Business Days' irrevocable notice to the Agent, ratably prepay Loans in minimum amounts of $100,000 or multiples thereof. Such notice of prepayment shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Agent will promptly notify each Bank of its receipt of any such notice, and of such Bank's Pro Rata Share of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount of each Offshore
Rate Loan prepaid and any amounts required pursuant to Section 4.04.

          2.07  Cash Collateralization of L/Cs; Mandatory Prepayments of Loans.
                --------------------------------------------------------------
If on any date (including any Computation Date) the Effective Amount of L/C Obligations exceeds the L/C Commitment, upon notice from the Agent the Company shall Cash Collateralize on such date the outstanding Letters of Credit denominated in Dollars in an amount equal to the excess of the maximum amount then available to be drawn under the Letters of Credit over the L/C Commitment. Subject to Section 4.04, if on any date after giving effect to any Cash Collateralization made on such date pursuant to the preceding sentence, the Effective Amount of all Revolving Loans then outstanding plus the Effective Amount of all L/C Obligations exceeds the combined Commitments, the Company shall immediately, and without notice or demand, prepay the outstanding principal amount of the Revolving Loans and L/C Advances by an amount equal to the applicable excess. At such time as the L/C Obligations no longer exceeds the L/C Commitment, any excess Cash Collateral required to be provided under this Section 2.07 shall be released to the Company.

          2.08  Repayment; Extension of Revolving Termination Date.  (a)  The
                --------------------------------------------------
Company shall repay to the Banks on the Revolving

Termination Date the aggregate principal amount of Loans outstanding on such date.

                (b) On or before the date that is 120 days prior to the Revolving Termination Date, as such date may have been previously extended pursuant to this Section 2.08(b), the Company may request that the Banks extend the Revolving Termination Date for a one-year period; provided, that the
                                                      --------
aggregate extensions requested pursuant to this Section 2.08(b) shall not exceed two years. The Agent shall promptly notify the Banks of such a request. On or before such Revolving Termination Date, the Banks shall have the right, in their sole discretion, to consent to extend the Revolving Termination Date on terms and conditions satisfactory to the Banks or to reject such extension request. If any Bank has not responded in writing to the Agent by the Revolving Termination Date, such Bank shall be deemed to have rejected the extension of its Commitment. If the Agent has not responded in writing to the Company by the Revolving Termination Date, all Banks shall be deemed to have rejected the extension of the Commitments.

          If all Banks consent to the extension of the Revolving Termination Date, all Commitments shall be automatically extended to the first Business Day of the Company's third fiscal quarter in the following year. If the Majority Banks, but not all Banks consent to such extension, the Commitments of only the consenting Banks shall be so extended, and the Commitments of the other Banks shall terminate on the then scheduled Revolving Termination Date, and the Company shall repay all of their Loans on then current Revolving Maturity Date prior to it being extended, together with all interest, fees and any other costs owing to such Banks. In such case, the aggregate Commitments hereunder shall be reduced to the combined Commitments of the consenting Banks, the Pro Rata Shares of the consenting Banks shall be adjusted accordingly, and Schedule 2.01 shall be deemed amended to reflect such reduction and adjustments. Unless the Company otherwise requests a Borrowing from the remaining Banks in accordance with
Section 2.03, the Company shall be deemed to have requested a Borrowing of Reference Rate Loans on the then scheduled Revolving Termination Date from the remaining Banks in the amount of their respective outstanding Loans. If less than the Majority Banks consent to the extension of the Revolving Termination Date, all Commitments shall terminate on the then scheduled Revolving Termination Date and all Loans shall be repaid in accordance with the terms of this Agreement.

          Any extensions of the Commitments shall be effective in accordance with the foregoing paragraph without any further action by the Company,

provided, however, that the Company agrees to pay on demand directly to each
- --------  -------
Bank any costs incurred under Section 4.04 by any Bank in respect of extending its Commitments hereunder. The Agent or the Banks, and the Company shall execute such documents, agreements and instruments, and perform such acts, if any, as the Agent may request, to effect such extension.

          2.09  Interest.  (a)  Each Revolving Loan shall bear interest on the
                --------
outstanding principal amount thereof from the Borrowing Date or
Conversion/Continuation Date, as applicable, at a rate per annum equal to the Offshore Rate or the Base Rate, as the case may be (and subject to the Company's right to convert to other Types of Loans under Section 2.04), plus the
                                                              ----
Applicable Margin in effect from time to time.

                (b) Interest on each Revolving Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Loans under Section 2.06 or 2.07 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Agent at the request or with the consent of the Majority Banks.

                (c) Notwithstanding Section (a) of this Section, while any Event of Default exists or after acceleration, the Company shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Loans, at a rate per annum which is determined by adding 2% per annum to the Applicable Margin then in effect for such Loans; provided, however, that, on and after the expiration of any Interest
            --------  -------
Period applicable to any Offshore Rate Loan outstanding on the date of occurrence of such Event of Default or acceleration, the principal amount of such Loan shall, during the continuation of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Base Rate plus 2%.

                (d) Notwithstanding Section (a) of this Section, if any amount of principal of or interest on any Loan, or any other amount payable hereunder or under any other Loan Document is not paid in full when due (whether at stated maturity, by acceleration, demand or otherwise), and after giving effect to any grace period applicable thereto, the Company agrees to pay interest on such unpaid principal or other amount, from the date such amount becomes due or the expiration of any grace period applicable thereto, whichever is later, until the date such amount is paid in full, and after as well as before any entry of judgment thereon to the extent permitted by law, payable on demand, at a fluctuating rate per annum equal to the Base Rate plus 2%.

                (e) Anything herein to the contrary notwithstanding, the obligations of the Company to any Bank hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Bank, and in such event the Company shall pay such Bank interest at the highest rate permitted by applicable law.

          2.10  Fees.  In addition to certain fees described in Section 3.08:
                ----

                (a) Agency Fees.  The Company shall pay an agency fee to the
                    -----------
Agent for the Agent's own account, as required by the letter agreement ("Fee
                                                                         ---
Letter") between the Company and the Agent dated June 13, 1996.
- ------

                (b) Commitment Fees.  The Company shall pay to the Agent for the
                    ---------------
ratable account of each Bank a commitment fee on the average daily unused portion of such Bank's Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the daily utilization for that quarter as calculated by the Agent. The commitment fee shall be calculated at the rate of .25 percent per annum unless, as of the last Business Day of the calendar quarter for which the commitment fee is calculated (i) the Company's Debt-to-Earnings Ratio as of the most recent fiscal quarter for which the financial statements required under Section 7.01(a) and (b) have been delivered to Agent and Banks (and provided such financial statements have been delivered to Agent and Banks within the time periods set forth in Section 7.01(a) and (b)) is (A) less than 1.50:1 during the second, third and fourth fiscal quarters of 1996 and the first fiscal quarter of 1997, or (B) less than 1.25:1 at any time thereafter, or (ii) the Company's senior long term unsecured debt is rated "BBB-" or better by S&P or "Baa3" or better by Moody's. If either clause (i) or clause (ii) above is applicable as of the last Business Day of the calendar quarter, the commitment fee for that calendar quarter shall be calculated at the rate of .20 percent per annum. For purposes of calculating utilization under this Section, the Commitments shall be deemed used to the extent of the Effective Amount of Revolving Loans then outstanding, plus the Effective Amount of L/C Obligations then outstanding. Such commitment fee shall accrue from the Closing Date to the Revolving Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each quarter commencing on June 30, 1996, through the Revolving Termination Date, with the final payment to be made on the Revolving Termination Date; provided that, in
                                                            --------
connection with any reduction or termination of Commitments under Section 2.05, the accrued commitment fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the following quarterly payment being calculated on the basis of the period from such reduction or termination date to such quarterly payment date. The commitment fees provided in this Section shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Article V are not met.

          2.11  Computation of Fees and Interest.  (a)  All computations of
                --------------------------------
interest for Offshore Rate Loans shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). All other computations of interest and fees shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

                (b) Each determination of an interest rate by the Agent shall be rebuttably presumptive evidence of such interest rate.

          2.12  Payments by the Company.  (a)  All payments to be made by the
                -----------------------
Company shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Agent for the account of the Banks at the Agent's Payment Office, and shall be made in dollars and in immediately available funds, no later than 11:00 a.m. (San Francisco time) on the date specified herein. The Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Agent later than 11:00 a.m. (San Francisco time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

                (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                (c) Unless the Agent receives notice from the Company prior to the date on which any payment is due to the Banks that the Company will not make such payment in full as and when required, the Agent may assume that the Company has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Company has not made such payment in full to the Agent, each Bank shall repay to the Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Bank until the date repaid.

          2.13  Payments by the Banks to the Agent.  (a)  Unless the Agent
                ----------------------------------
receives notice from a Bank on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Bank will not make available as and when required hereunder to the Agent for the account of the Company the amount of that Bank's Pro Rata Share of the Borrowing, the Agent may assume that each Bank has made such amount available to the Agent in immediately available funds on the Borrowing Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Company such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Agent submitted to any Bank with respect to amounts owing under this Section (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Borrowing Date, the Agent will notify the Company of such failure to fund and, upon demand by the Agent, the Company shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

                (b) The failure of any Bank to make any Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on any Borrowing Date.

          2.14  Sharing of Payments, Etc.  If, other than as expressly provided
                -------------------------
elsewhere herein, any Bank shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder), such Bank shall immediately (a) notify the Agent of such fact, and (b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided, however, that if all or
                                               --------  -------
any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Company agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 11.11) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments.


                                  ARTICLE III

                             THE LETTERS OF CREDIT
                             ---------------------

          3.01  The Letter of Credit Subfacility.  (a)  On the terms and
                --------------------------------
conditions set forth herein (i) each Issuing Bank agrees, (A) from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date to issue Letters of Credit for the account of the Company, and to amend or renew Letters of Credit previously issued by it, in accordance with Sections 3.02(c) and 3.02(d), and (B) to honor drafts under the Letters of Credit previously issued by it; and (ii) the Banks severally agree to participate in Letters of Credit Issued for the account of the Company; provided, that no Issuing Bank shall be obligated to Issue, and no Bank shall be
- --------
obligated to participate in, any Letter of Credit if as of the date of Issuance of such Letter of Credit (the "Issuance Date") (1) the Effective Amount of all
                               -------------
L/C Obligations plus the Effective Amount of all Revolving Loans exceeds the combined Commitments, (2) the participation of any Bank in the Effective Amount of all L/C Obligations plus the Effective Amount of the Revolving Loans of such Bank exceeds such Bank's Commitment, or (3) the Effective Amount of L/C Obligations exceeds the L/C Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company's ability to obtain Letters of Credit shall be fully revolving, and, accordingly, the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

          (b) No Issuing Bank is under any obligation to Issue, and no Bank shall be obligated to participate in, any Letter of Credit if:

                    (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from Issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it;

                    (ii) the Issuing Bank has received written notice from any Bank, the Agent or the Company, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in Article V is not then satisfied;

                    (iii) the expiry date of any requested commercial Letter of Credit is (A) more than 364 days after the date of Issuance, unless the Majority Banks have approved such expiry date in writing, or (B) more than 90 days after the Revolving Termination Date, unless all of the Banks have approved such expiry date in writing;

                    (iv) the expiry date of any requested standby Letter of Credit is (A) more than 364 days after the date of Issuance, unless the Majority Banks have approved such expiry date in writing, or (B) more than 90 days after the Revolving Termination Date, unless all of the Banks have approved such expiry date in writing;

                    (v) any requested Letter of Credit does not provide for drafts, or is not otherwise in form and substance acceptable to the Issuing Bank, or the Issuance of a Letter of Credit shall violate any applicable policies of the Issuing Bank;

                    (vi) any standby Letter of Credit is for the purpose of supporting the issuance of any letter of credit by any other Person;

                    (vii) any such Letter of Credit (other than standby Letters of Credit supporting the Company's or any of its Subsidiary's obligations under space leases) is in a face amount less than the Equivalent Amount of $10,000;

                    (viii) the Effective Amount of all commercial Letters of Credit exceeds $10,000,000 or the Effective Amount of all standby Letters of Credit exceeds $5,000,000; or

                    (ix) in the case of Letters of Credit denominated in an Offshore Currency, the Company has not effectively hedged its exposure thereunder by means of a Swap Contract.

If Issuing Bank declines to issue a Letter of Credit for the reasons specified in Section (i), (ii) or (v) above, Issuing Bank shall provide written notice to Company.

          3.02  Issuance, Amendment and Renewal of Letters of Credit.
                ----------------------------------------------------

          (a) Each Letter of Credit shall be issued upon the irrevocable written request of the Company received by the Issuing Bank (with a copy sent by the Company to the Agent) at least three Business Days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of issuance. Each such request for issuance of a Letter of Credit shall be by facsimile, confirmed immediately in an original writing, in the form of an L/C Application, and shall specify in form and detail satisfactory to the Issuing Bank: (i) the proposed date of issuance of the Letter of Credit (which shall be a Business Day); (ii) the face amount and currency (which shall be an Agreed Alternative Currency) of the Letter of Credit; (iii) the expiry date of the Letter of Credit; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder; (vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; and (vii) such other matters as the Issuing Bank may require.

          (b) At least two Business Days prior to the Issuance of any Letter of Credit, the Issuing Bank will confirm with the Agent (by telephone or in writing) that the Agent has received a copy of the L/C Application or L/C Amendment Application from the Company and, if not, the Issuing Bank will provide the Agent with a copy thereof. Unless the Issuing Bank has received notice on or before the Business Day immediately preceding the date the Issuing Bank is to issue a requested Letter of Credit from the Agent (A) directing the Issuing Bank not to issue such Letter of Credit because such issuance is not then permitted under Section 3.01(a) as a result of the limitations set forth in clauses (1) through (3) thereof or Section 3.01(b)(ii); or (B) that one or more conditions specified in Article V are not then satisfied; then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the Company in accordance with the Issuing Bank's usual and customary business practices.

          (c) From time to time while a Letter of Credit is outstanding and prior to the Revolving Termination Date, the Issuing Bank will, upon the written request of the Company received by the Issuing Bank (with a copy sent by the Company to the Agent) at least five Business Days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of amendment, amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, made in the form of an L/C Amendment Application and shall specify in form and detail satisfactory to the Issuing Bank: (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of the Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as the Issuing Bank may require. The Issuing Bank shall be under no obligation to amend any Letter of Credit, and no Bank shall be obligated to participate in any Letter of Credit in its amended form, if: (A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of any such letter of Credit does not accept the proposed amendment to the Letter of Credit. The Agent will promptly notify the Banks of the receipt by it of any L/C Application or L/C Amendment Application.

          (d) The Issuing Bank and the Banks agree that, while a Letter of Credit is outstanding and prior to the Revolving Termination Date, at the option of the Company and upon the written request of the Company received by the Issuing Bank (with a copy sent by the Company to the Agent) at least five Business Days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of notification of renewal, the Issuing Bank shall be entitled to authorize the automatic renewal of any Letter of Credit issued by it. Each such request for renewal of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, in the form of an L/C Amendment Application, and shall specify in form and detail satisfactory to the Issuing

Bank: (i) the Letter of Credit to be renewed; (ii) the proposed date of notification of renewal of the Letter of Credit (which shall be a Business Day);
(iii) the revised expiry date of the Letter of Credit; and (iv) such other matters as the Issuing Bank may require. The Issuing Bank shall be under no obligation to so renew any Letter of Credit, and no Bank shall be obligated to participate in any Letter of Credit in its renewed form, if: (A) the Issuing Bank would have no obligation at such time to issue or amend such Letter of Credit in its renewed form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed renewal of the Letter of Credit. If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the Issuing Bank that such Letter of Credit shall not be renewed, and if at the time of renewal the Issuing Bank would be entitled to authorize the automatic renewal of such Letter of Credit in accordance with this Section 3.02(d) upon the request of the Company but the Issuing Bank shall not have received any L/C Amendment Application from the Company with respect to such renewal or other written direction by the Company with respect thereto, the Issuing Bank shall nonetheless be permitted to allow such Letter of Credit to renew, and the Company and the Banks hereby authorize such renewal, and, accordingly, the Issuing Bank shall be deemed to have received an L/C Amendment Application from the Company requesting such renewal.

          (e) The Issuing Bank may, at its election (or as required by the Agent at the direction of the Majority Banks), deliver any notices of termination or other communications to any Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than 90 days after the Revolving Termination Date.

          (f) This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit).

          (g) The Issuing Bank will also deliver to the Agent, concurrently or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Letter of Credit or amendment to or renewal of a Letter of Credit.

          3.03  Existing Letters of Credit; Risk Participations, Drawings and
                -----------------------------------------------  ------------
Reimbursements.  (a)  On and after the Closing Date, the Existing Letters of
- --------------
Credit shall be deemed for all purposes, including for purposes of the fees to be collected pursuant to Sections 3.08(a) and 3.08(c) (without duplication), and reimbursement of costs and expenses to the extent provided herein, Letters of Credit outstanding under this Agreement and entitled to the benefits of this Agreement and the other Loan Documents, and shall be governed by the applications and agreements pertaining thereto and by this Agreement. Each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank on the Closing Date a participation in each such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) such Bank's Pro Rata Share times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of Section 2.01 and Section 2.10(b), the Existing Letters of Credit shall be deemed to utilize pro rata the Commitment of each Bank.

          (b) Immediately upon the Issuance of each Letter of Credit in addition to those described in Section 3.03(a), each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) the Pro Rata Share of such Bank, times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of Section 2.01 and Section 2.10(b), each Issuance of a Letter of Credit shall be deemed to utilize the Commitment of each Bank by an amount equal to the Equivalent Amount of such participation.

          (c) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Bank will promptly notify the Company. The Company shall reimburse the Issuing Bank prior to 10:00 a.m. (San Francisco time), on each date that any amount is paid by the Issuing Bank under any Letter of Credit (each such date, an "Honor Date"), in the currency
                                                ----------
thereof and in an amount equal to the amount so paid by the Issuing Bank. In the event the Company fails to reimburse the Issuing Bank for the full amount of any drawing under any Letter of Credit by 10:00 a.m. (San Francisco time) on the Honor Date, the Issuing Bank will promptly notify the Agent and the Agent will promptly notify each Bank thereof, and the Company shall be deemed to have requested that Base Rate Loans in Dollars be made by the Banks to be disbursed on the Honor Date under such Letter of Credit in an amount equal to the Equivalent Amount of such drawing, subject to the amount of the unutilized portion of the Revolving Commitment and subject to the conditions set forth in
Section 5.02. Any notice given by the Issuing Bank or the Agent pursuant to this Section 3.03(c) may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice. If the Banks have made Base Rate Loans pursuant to this subsection, any subsequent reimbursement by the

Company for such unreimbursed drawing in respect of which such Base Rate Loans were made shall be deemed a payment on such Base Rate Loans and shall be made in Dollars only in an amount equal to such Base Rate Loans.

          (d) Each Bank shall upon any notice pursuant to Section 3.03(c) make available to the Agent for the account of the relevant Issuing Bank an amount in Dollars and in immediately available funds equal to its Pro Rata Share of the Equivalent Amount of the drawing, whereupon the participating Banks shall (subject to Section 3.03(e)) each be deemed to have made a Revolving Loan consisting of a Base Rate Loan in Dollars to the Company in that amount. If any Bank so notified fails to make available to the Agent for the account of the Issuing Bank the amount of such Bank's Pro Rata Share of the Equivalent Amount of the drawing by no later than 12:00 noon (San Francisco time) on the Honor Date, then interest shall accrue on such Bank's obligation to make such payment, from the Honor Date to the date such Bank makes such payment, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period. The Agent will promptly give notice of the occurrence of the Honor Date, but failure of the Agent to give any such notice on the Honor Date or in sufficient time to enable any Bank to effect such payment on such date shall not relieve such Bank from its obligations under this Section 3.03.

          (e) With respect to any unreimbursed drawing that is not converted into Revolving Loans consisting of Base Rate Loans to the Company in whole or in part, because of the Company's failure to satisfy the conditions set forth in
Section 5.02 or for any other reason, the Company shall be deemed to have incurred from the Issuing Bank an L/C Borrowing in the Equivalent Amount of such drawing, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Base Rate plus 2% per annum, and each Bank's payment to the Issuing Bank pursuant to
Section 3.03(d) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Bank in satisfaction of its participation obligation under this Section 3.03. If the Company has incurred an L/C Borrowing pursuant to this subsection, any subsequent reimbursement by the Company for such unreimbursed drawing in respect of which such L/C Borrowing was incurred shall be deemed a payment on such Base Rate Loans and shall be made in Dollars only in an amount equal to such L/C Borrowing.

          (f) Each Bank's obligation in accordance with this Agreement to make the Revolving Loans or L/C Advances, as contemplated by this Section 3.03, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to the Issuing Bank and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Issuing Bank, the Company or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, however, that each
                                                --------  -------
Bank's obligation to make Revolving Loans under this Section 3.03 is subject to the conditions set forth in Section 5.02.

          3.04  Repayment of Participations.  (a)  Upon (and only upon) receipt
                ---------------------------
by the Agent for the account of the Issuing Bank of immediately available funds from the Company (i) in reimbursement of any payment made by the Issuing Bank under the Letter of Credit with respect to which any Bank has paid the Agent for the account of the Issuing Bank for such Bank's participation in the Letter of Credit pursuant to Section 3.03 or (ii) in payment of interest thereon, the Agent will pay to each Bank, in the same funds as those received by the Agent for the account of the Issuing Bank, the amount of such Bank's Pro Rata Share of such funds, and the Issuing Bank shall receive the amount of the Pro Rata Share of such funds of any Bank that did not so pay the Agent for the account of the Issuing Bank.

          (b) If the Agent or the Issuing Bank is required at any time to return to the Company, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by the Company to the Agent for the account of the Issuing Bank pursuant to Section 3.04(a) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Bank shall, on demand of the Agent, forthwith return to the Agent or the Issuing Bank the amount of its Pro Rata Share of any amounts so returned by the Agent or the Issuing Bank plus interest thereon from the date such demand is made to the date such amounts are returned by such Bank to the Agent or the Issuing Bank, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

          3.05  Role of the Issuing Bank.  (a)  Except as otherwise provided in
                ------------------------
this Agreement and in any Letter of Credit, each Bank and the Company agree that, in paying any drawing under a Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft and certificates expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

          (b) No Agent-Related Person nor the Issuing Bank or any of the respective correspondents, participants or assignees of the Issuing Bank shall be liable to any Bank for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Banks (including the Majority Banks, as applicable); (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

          (c) Except as otherwise provided in this Agreement and in any Letter of Credit, the Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not,
- --------  -------
preclude the Company's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor the Issuing Bank or any of the respective correspondents, participants or assignees of the Issuing Bank, shall be liable or responsible for any of the matters described in clauses (i) through (vii) of Section 3.06; provided, however, anything in such clauses to the contrary notwithstanding,
- --------  -------
that the Company may have a claim against the Issuing Bank, and the Issuing Bank may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by the Issuing Bank's willful misconduct or gross negligence or the Issuing Bank's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing:
(i) the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) the Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

          3.06  Obligations Absolute.  The obligations of the Company under this
                --------------------
Agreement and any L/C-Related Document to reimburse the Issuing Bank for a drawing under a Letter of Credit, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into Revolving Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:

                    (i) any lack of validity or enforceability of this Agreement or any L/C-Related Document;

                    (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Company in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;

                    (iii) the existence of any claim, set-off, defense or other right that the Company may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction;

                    (iv) subject to the provisions of this Agreement, any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

                    (v) subject to the provisions of this Agreement, any payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate that does not strictly or substantially comply with the terms of any Letter of Credit; or any payment made by the Issuing Bank under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;

                    (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of the Company in respect of any Letter of Credit; or

                    (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or a guarantor.

          3.07  Cash Collateral Pledge.  Upon the request of the Agent, if, as
                ----------------------
of the Revolving Termination Date, any Letters of Credit for any reason remain outstanding and partially or wholly undrawn, then the Company shall immediately Cash Collateralize the L/C Obligations in an amount and in the currency equal to such L/C Obligations in the currency of the Letter of Credit and the Company hereby grants to the Agent a security interest in such cash collateral for the purpose of securing the Company's obligations under this Agreement.

          3.08  Letter of Credit Fees.  (a)  The Company shall pay to the Agent
                ---------------------
for the ratable account of each of the Banks the following fees for Letters of Credit issued by each Issuing Bank:

                    (i) For each standby Letter of Credit issued by an Issuing Bank, the Company shall pay a fee at a rate per annum equal to the Standby Letter of Credit Fee in effect on the date of Issuance of the standby Letter of Credit. Such Standby Letter of Credit Fee shall be computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the average daily maximum Equivalent Amount available to be drawn under the standby Letter of Credit during that quarter as calculated by the Agent. The Standby Letter of Credit Fee shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which standby Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Closing Date, through the Revolving Termination Date (or such later date upon which the outstanding Letters of Credit shall expire), with the final payment to be made on the Revolving Termination Date (or such later expiration date).

                    (ii) For each commercial Letter of Credit issued by an Issuing Bank, the Company shall pay an issuance fee based on the maximum Equivalent Amount available to be drawn under the commercial Letter of Credit. The issuance fee shall be calculated at the rate of .25 percent per annum unless, as of the date of issuance of the commercial Letter of Credit (A) the Company's Debt-to-Earnings Ratio as of the most recent fiscal quarter for which the financial statements required under Section 7.01(a) and (b) have been delivered to Agent and Banks (and provided such financial statements have been delivered to Agent and Banks within the time periods set forth in
          Section 7.01(a) and (b)) is (A) less than 1.50:1 during the second, third and fourth fiscal quarters of 1996 and the first fiscal quarter of 1997, or (B) less than 1.25:1 at any time thereafter, or (B) the Company's senior long term unsecured debt is rated "BBB-" or better by S&P or "Baa3" or better by Moody's. If either clause (A) or clause (B) above is applicable as of the date of issuance of the commercial Letter of Credit, the issuance fee shall be calculated at the rate of .20 percent per annum of the maximum Equivalent Amount available to be drawn under the commercial Letter of Credit. Such issuance fee shall be due and payable on each date of Issuance of a commercial Letter of Credit, or, in the case of an additional issuance fee payable as a result of an amendment to increase the amount or extend the maturity of a commercial Letter of Credit, on the date of such amendment. The Company shall not be entitled to any refund of the issuance fee if the amount of a commercial Letter of Credit is reduced by amendment, or the commercial Letter of Credit is cancelled.

                 (b) The Company shall pay to the Issuing Bank a Letter of Credit fronting fee for each standby Letter of Credit Issued by the Issuing Bank equal to .125% (or such lesser amount as may be agreed upon between the Company and such Issuing Bank at the time any standby Letter of Credit is Issued by such Issuing Bank) of the face amount (or increased face amount, as the case may be) of such standby Letter of Credit. Such Letter of Credit fronting fee shall be due and payable on each date of Issuance of a standby Letter of Credit and shall be calculated on the Equivalent Amount of the face amount of such Letter of Credit.

                 (c) The Company shall pay to the Issuing Bank from time to time on demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Issuing Bank relating to letters of credit as from time to time in effect.

           3.09  Uniform Customs and Practice.  The  Uniform  Customs  and
                 ----------------------------
Practice for Documentary Credits as published by the International Chamber of Commerce most recently at the time of issuance of any Letter of Credit shall (unless otherwise expressly provided in the Letters of Credit) apply to the Letters of Credit.

           3.10  Reports to Agent.  Each Issuing Bank shall deliver to Agent, no
                 ----------------
later than 10 days after the end of each calendar month, a summary of all outstanding Letters of Credit issued by the Issuing Bank. Said summary shall include the date of issuance, the expiry date and the amount (in the applicable currency and the Equivalent Amount thereof) available to be drawn under each Letter of Credit. Upon receipt of said summary by Agent from the Issuing Banks, Agent shall provide a copy to the Company.

          3.11   Issuance of Letters of Credit in Offshore Currencies.
                 ----------------------------------------------------

                 (a) The Company shall be entitled to request that Letters of Credit hereunder be Issued in any other lawful currency constituting a eurocurrency (other than Dollars) that in the opinion of the Majority Banks is at such time freely traded in the offshore interbank foreign exchange markets and is freely transferable and freely convertible into Dollars (an "Agreed
                                                                    ------
Alternative Currency"). The Company shall deliver to the Issuing Bank and the
- --------------------
Agent a written request for designation of an Agreed Alternate Currency to be received by the Agent not later than 9:00 a.m. (San Francisco time) at least six Business Days in advance of the date of any Letter of Credit proposed to be Issued in such Agreed Alternate Currency. The Issuing Bank will promptly notify the Company and the Agent of the acceptance or rejection of any such request. The Issuing Bank shall be under no obligation to Issue any Letter of Credit denominated in an Offshore Currency if the Issuing Bank has determined in its sole discretion that it cannot, for whatever reason, Issue such Letter of Credit in the requested Offshore Currency, in which event the Issuing Bank will give notice to the Company no later than 9:00 a.m. (San Francisco time) on the second Business Day prior to the requested date of such Issuance that the Issuance in the requested Offshore Currency is not then available. If the Issuing Bank shall have so notified the Company, the request for such Letter of Credit shall be deemed withdrawn.

                 (b) The Agent will determine the Equivalent Amount with respect to any (i) Letter of Credit denominated in an Offshore Currency as of the Issuance Date and any date any drawing is made thereunder, (ii) drawing under any Letter of Credit denominated in an Offshore Currency as of the date any Base Rate Loan or L/C Borrowing is made to reimburse such drawing in accordance with
Section 3.03(c) or (e), and (iii) outstanding L/C Obligations as of the last Offshore Business Day of each month (each such date under clauses (i) through
(iii) a "Computation Date").
         ----------------

                 (c) The Company shall not be entitled to request that Revolving Loans hereunder also be permitted to be made any currency other than Dollars.

                                   ARTICLE IV

                     TAXES, YIELD PROTECTION AND ILLEGALITY
                     --------------------------------------

          4.01  Taxes.  (a)  Any and all payments by the Company to each Bank or
                -----
the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Company shall pay all Other Taxes.

                 (b) If the Company shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, then:

                    (i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Bank or the Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

                    (ii) the Company shall make such deductions and withholdings;

                    (iii) the Company shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                    (iv) the Company shall also pay to each Bank or the Agent for the account of such Bank, at the time interest is paid, Further Taxes in the amount that the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed.

                 (c) The Company agrees to indemnify and hold harmless each Bank and the Agent for the full amount of i) Taxes, ii) Other Taxes, and iii) Further Taxes in the amount that the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Bank or the Agent makes written demand therefor.

                 (d) Within 30 days after the date of any payment by the Company of Taxes, Other Taxes or Further Taxes, the Company shall furnish to each Bank or the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Bank or the Agent.

                 (e) If the Company is required to pay any amount to any Bank or the Agent pursuant to Section (b) or (c) of this Section, then such Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which may thereafter accrue, if such change in the sole judgment of such Bank is not otherwise disadvantageous to such Bank.

          4.02  Illegality.  (a)  If any Bank determines that the introduction
                ----------
of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office to make Offshore Rate Loans, then, on notice thereof by the Bank to the Company through the Agent, any obligation of that Bank to make Offshore Rate Loans shall be suspended until the Bank notifies the Agent and the Company that the circumstances giving rise to such determination no longer exist.

                 (b) If a Bank determines that it is unlawful to maintain any Offshore Rate Loan, the Company shall, upon its receipt of notice of such fact and demand from such Bank (with a copy to the Agent), prepay in full such Offshore Rate Loans of that Bank then outstanding, together with interest accrued thereon and amounts required under Section 4.04, either on the last day of the Interest Period thereof, if the Bank may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Offshore Rate Loan. If the Company is required to so prepay any Offshore Rate Loan, then concurrently with such prepayment, the Company shall borrow from the affected Bank, in the amount of such repayment, a Base Rate Loan.

          4.03  Increased Costs and Reduction of Return.  (a) If any Bank
                ---------------------------------------
determines that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the Offshore Rate) in or in the interpretation of any law or regulation or (ii) the compliance by that Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Offshore Rate Loans or participating in Letters of Credit, or, in the case of an Issuing Bank, any increase in the cost to the Issuing Bank of agreeing to issue, issuing or maintaining any Letter of Credit or of agreeing to make or making, funding or maintaining any unpaid drawing under any Letter of Credit, then the Company shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

                 (b) If any Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, upon demand of such Bank to the Company through the Agent, the Company shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.

          4.04  Funding Losses.  The Company shall reimburse each Bank and hold
                --------------
each Bank harmless from any loss or expense which the Bank may sustain or incur as a result of:

                 (a) the failure of the Company to make on a timely basis any payment of principal of any Offshore Rate Loan;

                 (b) the failure of the Company to borrow, continue or convert a Loan after the Company has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/ Continuation;

                 (c) the failure of the Company to make any prepayment in accordance with any notice delivered under Section 2.06;

                 (d) the prepayment or other payment of an Offshore Rate Loan on a day that is not the last day of the relevant Interest Period (including mandatory prepayments required pursuant to Section 2.07 and payments after acceleration thereof); or

                 (e) the automatic conversion under Section 2.04 of any Offshore Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained, but excluding any consequential or exemplary damages. For purposes of calculating amounts payable by the Company to the Banks under this Section and under Section 4.03(a), each Offshore Rate Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR used in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

          4.05  Inability to Determine Rates.  If any Bank determines that for
                ----------------------------
any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan, or that the Offshore Rate applicable pursuant to Section 2.09(a) for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to such Bank of funding such Loan, the Agent will promptly so notify the Company and each Bank. Thereafter, the obligation of the Banks to make or maintain Offshore Rate Loans hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such Notice, the Banks shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate Loans instead of Offshore Rate Loans.

          4.06  Certificates of Banks.  Any Bank claiming reimbursement or
                ---------------------
compensation under this Article IV shall deliver to the Company (with a copy to the Agent) a certificate setting forth in reasonable detail the calculation of the amount payable to the Bank hereunder and such certificate shall be conclusive and binding on the Company in the absence of manifest error.

          4.07  Substitution of Banks.  If any Bank makes a claim for
                ---------------------
compensation under Section 4.02 or 4.03 (an "Affected Bank"), the Company may:
(a) request one more of the other Banks to acquire and assume all or part of such Affected Bank's Loans and Commitments, or (b) designate a new Bank acceptable to the Agent and the other Banks (except the Affected Bank) to acquire and assume all or part of such Affected Bank's Loans and Commitments.

          4.08  Survival.  The agreements and obligations of the Company in this
                --------
Article IV shall survive the payment of all other Obligations.

                                   ARTICLE V

                              CONDITIONS PRECEDENT
                              --------------------

          5.01  Conditions of Initial Credit Extensions.  The obligation of each
                ---------------------------------------
Bank to make its initial Credit Extension hereunder is subject to the condition that the Agent shall have received on or before the date of the initial Credit Extension all of the following, in form and substance satisfactory to the Agent and each Bank, and in sufficient copies for each Bank:

                (a) Credit Agreement.  This Agreement executed by each party
                    ----------------
thereto;

                (b)  Resolutions; Incumbency.
                     -----------------------

                     (i) Copies of the resolutions of the board of directors of the Company authorizing the transactions contemplated hereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Company; and

                     (ii) A certificate of the Secretary or Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered by it hereunder;

                (c) Organization Documents; Good Standing.  Each of the
                    -------------------------------------
following documents:

                     (i) the articles or certificate of incorporation and the bylaws of the Company as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of the Company as of the Closing Date; and

                    (ii) a good standing and tax good standing certificate for the Company and the Guarantors from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation; provided, however, that the tax certificates for
                         --------  -------
          Subsidiaries incorporated in Maryland, Massachusetts and New Jersey may be delivered within 120 days after the Closing Date and the Delaware tax certificate for E&B Marine and the California tax certificate for West Marine Products, Inc. may be delivered within 30 days after the Closing Date (and the failure to so deliver such certificates by such time shall constitute an immediate Event of Default hereunder).

                 (d) Guaranty. The Guaranty executed by the Guarantors, together
                     --------
with a copy of the resolution of the board of directors of the Guarantors authorizing the Guaranty, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Guarantors and a certificate of the Secretary or Assistant Secretary of the Guarantors certifying the names and true signatures of the officers of the Guarantors authorized to execute the Guaranty;

                 (e) Legal Opinions. One or more opinions of counsel to the Company and the Guarantors acceptable to the Agent and the Banks, addressed to the Agent and the Banks; provided, however, that such opinions as they relate to
                         --------  -------
E&B Marine may be delivered not later than 90 days following the Closing Date, and such opinions as they relate to the Subsidiaries of E&B Marine may be delivered not later than five months following the Closing Date (and the failure to so provide such opinions by such times shall constitute an immediate Event of Default hereunder).

                 (f) Payment of Fees. Evidence of payment by the Company of all
                     ---------------
accrued and unpaid fees, costs and expenses to the extent then due and payable to Agent or any Bank, as the case may be, on the Closing Date, together with Attorney Costs of BofA to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute BofA's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and BofA); including any such costs, fees and expenses arising under or referenced in Sections 2.10 and 11.04;

                 (g) Officer's Certificate. A certificate signed by a
                     ---------------------
Responsible Officer, dated as of the Closing Date, certifying that:

                     (i)  the representations and warranties contained in
          Article VI are true and correct on and as of the Closing Date;

                     (ii) no Default or Event of Default exists or would result from the execution and delivery of this Agreement;

                    (iii) since the fiscal year ending December 30, 1995, there has been no Material Adverse Effect;

                     (iv) attached thereto are true, correct and complete copies of the E&B Marine Merger Agreement and all other material agreements and instruments related to thereto;

                      (v) the merger of E&B Marine and its Subsidiaries is concurrently being completed on the Closing Date in accordance with the E&B Marine Merger Agreement, without any material waiver or modification not consented to by the Banks (and the funding of any Loans on or after the Closing Date shall be deemed to constitute consent by the Banks of any such waiver or modification to the E&B Merger Agreement delivered to the Banks prior to the Closing Date); and

                     (vi) the E&B Marine Merger Agreement and all other material agreements and instruments related thereto are in full force and effect and, to such Responsible Officer's knowledge, no party is in default thereunder.

                 (h) Termination of United Jersey Bank Credit Agreement.
                     --------------------------------------------------
Evidence that, concurrently with it receiving the proceeds of the Loans made hereunder on the Closing Date, any and all principal, interest, fees, expenses and other amounts owing by E&B Marine and its Subsidiaries to United Jersey Bank will have been paid in full, any credit commitments, agreements and other arrangements between E&B Marine and its Subsidiaries and United Jersey Bank will be cancelled or terminated without further liability, and United Jersey Bank releases and terminates all security interests and permits the termination statements and other instruments referred to subsection (i) below to be filed or recorded;

                 (i) UCC Termination Statements.  Originals of all termination
                     --------------------------
statements and/or other instruments required or appropriate, or otherwise requested by the Agent, duly executed and delivered by United Jersey Bank, and E&B Marine and its Subsidiaries where necessary, in proper form for filing or recording in all jurisdictions where United Jersey Bank has filed or recorded financing statements or other instruments against assets of E&B Marine and its Subsidiaries to effectively release and terminate all Liens of United Jersey Bank on any assets of E&B Marine and its Subsidiaries;

                 (j) Compliance Certificate. A Compliance Certificate dated as
                    ----------------------
of the Closing Date based on financial statements dated as of March 30, 1996 for the purpose of determining pricing hereunder; and

                 (k) Other Documents.  Such other approvals, opinions, documents
                     ---------------
or materials as the Agent or any Bank may request.

          5.02  Conditions to All Credit Extensions.  The obligation of each
                -----------------------------------
Bank to make any Revolving Loan to be made by it (including its initial Revolving Loan) or to continue or convert any Revolving Loan under Section 2.04,the obligation of the Issuing Bank to Issue any Letter of Credit (including the initial Letter of Credit), and the obligation of any Bank to participate in any Letter of Credit is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date, Conversion/Continuation Date or Issuance Date:

                 (a) Notice, Application. The Agent shall have received (with,
                     -------------------
in the case of the initial Revolving Loan only, a copy for each Bank) a Notice of Borrowing or a Notice of Conversion/Continuation, as applicable or in the case of any Issuance of any Letter of Credit, the Issuing Bank and the Agent shall have received an L/C Application or L/C Amendment Application, as required under Section 3.02;

                 (b) Continuation of Representations and Warranties.  The
                     ----------------------------------------------
representations and warranties in Article VI shall be true and correct on and as of such Borrowing Date or Conversion/Continuation Date or Issuance Date with the same effect as if made on and as of such Borrowing Date or Conversion/Continuation Date or Issuance Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date); and

                 (c) No Existing Default. No Default or Event of Default shall
                     -------------------
exist or shall result from such Borrowing or continuation or conversion or Issuance.

Each Notice of Borrowing, Notice of Conversion/Continuation and L/C Application or L/C Amendment Application submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice and as of each Borrowing Date, Conversion/Continuation Date, or Issuance Date, as applicable, that the conditions in this Section 5.02 are satisfied.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

          The Company represents and warrants to the Agent and each Bank that:

          6.01  Corporate Existence and Power.  The Company and each of its
                -----------------------------
Subsidiaries:

                 (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

                 (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents;

                 (c) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and

                 (d) is in compliance with all Requirements of Law; except, in each case referred to in clause (c) or clause (d), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

          6.02  Corporate Authorization; No Contravention.  The execution,
                -----------------------------------------
delivery and performance by the Company of this Agreement and each other Loan Document to which the Company is party, have been duly authorized by all necessary corporate action, and do not and will not:

                 (a) contravene the terms of any of the Company's Organization Documents;

                 (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which the Company is a party or any order, injunction, writ or decree of any Governmental Authority to which the Company or its property is subject; or

                 (c)  violate any Requirement of Law.

          6.03  Governmental Authorization.  No approval, consent, exemption,
                --------------------------
authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company or any of its Subsidiaries of the Agreement or any other Loan Document.

          6.04  Binding Effect.  This Agreement and each other Loan Document to
                --------------
which the Company is a party constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

          6.05  Litigation.  Except as disclosed in the Company's Form 10-K for
                ----------
the year ended December 30, 1995, the Company's

Form 10-Q for the quarter ended March 30, 1996, and in Schedule 2.10 to the E&B Marine Merger Agreement, which were delivered to the Banks prior to the date hereof, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, or its Subsidiaries or any of their respective properties which:

                 (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

                 (b) if determined adversely to the Company or its Subsidiaries, would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

          6.06  No Default.  No Default or Event of Default exists or would
                ----------
result from the incurring of any Obligations by the Company. As of the Closing Date, neither the Company nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under Section 9.01(e).

          6.07  ERISA Compliance.  (a)  Except as disclosed in Schedules 2.11
                ----------------
and 2.11(c) to the E&B Marine Merger Agreement, each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under
Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Company, nothing has occurred which would cause the loss of such qualification. The Company and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

                 (b) There are no pending or, to the best knowledge of Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

                 (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability in excess of $1,000,000; (iii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

          6.08  Use of Proceeds; Margin Regulations.  The proceeds of the Loans
                -----------------------------------
are to be used solely for the purposes set forth in and permitted by Section
7.12 and Section 8.07. Neither the Company nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

          6.09  Title to Properties.  The Company and each Subsidiary have good
                -------------------
record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the Closing Date, the property of the Company and its Subsidiaries is subject to no Liens, other than Permitted Liens.

          6.10  Taxes.  The Company and its Subsidiaries have filed all Federal
                -----
and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect.

          6.11  Financial Condition.  (a)  The unaudited consolidated financial
                -------------------
statements of the Company and its Subsidiaries dated March 30, 1996, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal quarter then ended, and the audited consolidated financial statements of the Company and its

Subsidiaries dated December 30, 1995, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal year then ended:

                    (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, subject to ordinary, good faith year end audit adjustments;

                    (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

                    (iii) except as specifically disclosed in Schedule 6.11,
                                                              -------------
          show all material indebtedness and other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

                (b) Since the fiscal year ending December 30, 1995, there has been no Material Adverse Effect.

          6.12  Environmental Matters.  The Company and its Subsidiaries conduct
                ---------------------
in the ordinary course of business a review of the effect of existing Environmental Laws and existing Environmental Claims on their businesses, operations and properties, and as a result thereof the Company and its Subsidiaries have reasonably concluded that such Environmental Laws and Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          6.13  Regulated Entities.  None of the Company, any Person controlling
                ------------------
the Company, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

          6.14  No Burdensome Restrictions.  Neither the Company nor any
                --------------------------
Subsidiary is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

          6.15  Copyrights, Patents, Trademarks and Licenses, etc.  The Company
                --------------------------------------------------
or its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary infringes upon any rights held by any other Person. Except as disclosed in the Company's Form 10-K for the year ended December 30, 1995, or the Company's Form 10-Q for the quarter ended March 30, 1996, which were delivered to the Banks prior to the date hereof, no claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Company, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

          6.16  Subsidiaries.  The Company has no Subsidiaries and has no equity
                ------------
investments in any other corporation or entity other than the Subsidiaries listed on Schedule 6.16.
          -------------

          6.17  Insurance.  The properties of the Company and its Subsidiaries
                ---------
are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or such Subsidiary operates.

          6.18  Swap Obligations.  Neither the Company nor any of its
                ----------------
Subsidiaries has incurred any outstanding obligations under any Swap Contracts, other than Permitted Swap Obligations. The Company has undertaken its own independent assessment of its consolidated assets, liabilities and commitments and has considered appropriate means of mitigating and managing risks associated with such matters and has not relied on any swap counterparty or any Affiliate of any swap counterparty in determining whether to enter into any Swap Contract.

          6.19  E&B Merger Agreement.  The E&B Marine Merger Agreement and all
                --------------------
related documents are in full force and effect and, to the Company's knowledge, no party is in default thereunder. All representations and warranties by the Company and E&B Marine in the E&B Merger Agreement are true and correct in all material respects. The E&B Merger Agreement constitutes the legal, valid and binding obligations of the parties thereto, enforceable against such parties in accordance with its, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

          6.20  Full Disclosure.  None of the representations or warranties made
                ---------------
by the Company or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Company or any Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Company to the Banks prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

                                  ARTICLE VII

                             AFFIRMATIVE COVENANTS
                             ---------------------

          So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Majority Banks waive compliance in writing:

          7.01  Financial Statements.  The Company shall deliver to the Agent
                --------------------
and each Bank, in form and detail satisfactory to the Agent and the Majority
Banks:

                 (a) as soon as available, but not later than 90 days after the end of each fiscal year, a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidated statement of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of Deloitte & Touche LLP or another nationally-recognized independent public accounting firm ("Independent Auditor") which report shall state that such consolidated
  -------------------
financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. For the financial statements for the year ended December 28, 1996 only, such opinion may be qualified or limited only as is acceptable to the Majority Banks;

                 (b) as soon as available, but not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year, a copy of the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and the related consolidated statement of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Company and the Subsidiaries; and

                 (c) as soon as available, but not later than 30 days prior to the end of each fiscal year, the Company's projected consolidated balance sheet, income statement, and cash flow statement for the next fiscal year. Such projections shall be prepared on a monthly basis.

          7.02  Certificates; Other Information.  The Company shall furnish to
                -------------------------------
the Agent and each Bank:

                (a) concurrently with the delivery of the financial statements referred to in Section 7.01(a), a certificate of the Independent Auditor stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default under Section 7.13, except as specified in such certificate;

                (b) concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and (b), a Compliance Certificate executed by a Responsible Officer;

                (c) concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and (b), store operating data on a year-to-date basis in form and substance satisfactory to the Agent and the Banks;

                (d) promptly, copies of all financial statements and reports that the Company sends to its shareholders, and, within five days of filing, copies of all financial statements and regular, periodical or special reports (including Forms 10K, 10Q and 8K) that the Company or any Subsidiary may make to, or file with, the SEC;

                (e) promptly, any notification from Moody's or S&P regarding the establishment of, or any change in, the rating for the Company's long term senior unsecured debt; and

                (f) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary as the Agent, at the request of any Bank, may from time to time request.

          7.03  Notices.  The Company shall promptly notify the Agent and each
                -------
Bank:

                 (a) of the occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance that foreseeably will become a Default or Event of Default;

                 (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary; including pursuant to any applicable Environmental Laws;

                 (c) of the occurrence of any of the following events affecting the Company or any ERISA Affiliate (but in no event more than 10 days after such event), and deliver to the Agent and each Bank a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any ERISA Affiliate with respect to such event:

                     (i)  an ERISA Event;

                    (ii) a material increase in the Unfunded Pension Liability of any Pension Plan;

                   (iii) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by the Company or any ERISA Affiliate; or

                    (iv)  the adoption of any amendment to a Plan subject to
          Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability.

                 (d) of any material change in accounting policies or financial reporting practices by the Company or any of its consolidated Subsidiaries.

          Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Company or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under Section 7.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or foreseeably will be) breached or violated.

          7.04  Preservation of Corporate Existence, Etc.  The Company shall,
                -----------------------------------------
and shall cause each Subsidiary to:

                 (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation;

                 (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except in connection with transactions permitted by Section 8.03 and sales of assets permitted by Section 8.02;

                 (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and

                 (d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

          7.05  Maintenance of Property.  The Company shall maintain, and shall
                -----------------------
cause each Subsidiary to maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. The Company and each Subsidiary shall use the standard of care typical in the industry in the operation and maintenance of its facilities.

          7.06  Insurance.  The Company shall maintain, and shall cause each
                ---------
Subsidiary to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

          7.07  Payment of Obligations.  The Company shall, and shall cause each
                ----------------------
Subsidiary to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

                 (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary;

                 (b) all lawful claims which, if unpaid, would by law become a Lien upon its property (other than Permitted Liens), unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary; and

                 (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness .

          7.08  Compliance with Laws.  The Company shall comply, and shall cause
                --------------------
each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act) to the extent that failure to comply would have a Material Adverse Effect, except such as may be contested in good faith or as to which a bona fide dispute may exist.

          7.09  Compliance with ERISA.  The Company shall, and shall cause each
                ---------------------
of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

          7.10  Inspection of Property and Books and Records.  The Company shall
                --------------------------------------------
maintain, and shall cause each Subsidiary which maintains books and records to maintain, proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiary. The Company shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Agent or any Bank to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, that the Agent or any Bank may inspect and examine
         --------  -------
the books and records of the Company and its Subsidiaries not more than once every 12 months, unless an Event of Default exists, in which case the Agent and any Bank may do any of the foregoing any number of times at the expense of the Company.

          7.11  Environmental Laws.  The Company shall, and shall cause each
                ------------------
Subsidiary to, conduct its operations and keep and maintain its property in compliance with all Environmental Laws to the extent that failure to comply would have a Material Adverse Effect.

          7.12  Use of Proceeds.  The Company shall use the proceeds of the
                ---------------
Loans for working capital, retirement of debt of E&B Marine and its Subsidiaries, Acquisitions, and other general corporate purposes not in contravention of any Requirement of Law or of any Loan Document.

          7.13  Financial Covenants.  The Company shall, on a consolidated
                -------------------
basis:

                 (a) not permit the ratio of total liabilities to Tangible Net Worth to exceed the following during the period indicated:


                                       Maximum
       Fiscal Quarters                  Ratio
       ---------------                 -------

       2nd Qtr 1996                   1.35 to 1
       3rd Qtr 1996-2nd Qtr 1997      1.25 to 1
       Thereafter                     1.00 to 1

"Tangible Net Worth" means the gross book value of the assets of the Company
 ------------------
(exclusive of goodwill, patents, trademarks, trade names, organization expense, treasury stock, unamortized debt discount and expense, deferred charges and other like intangibles) less (a) reserves applicable thereto, and (b) all liabilities (including accrued and deferred income taxes).

                 (b) as of the end of each quarterly accounting period falling within each period set forth below, achieve a ratio of Cash Flow for Debt Service to Debt Service Payments of at least the following:

                                        Minimum
          Fiscal Quarters                Ratio
          ---------------               -------
        2nd Qtr 1996-1st Qtr 1997       1.00 to 1
        Thereafter                      1.25 to 1

This ratio shall be calculated quarterly using the results of the most recently concluded fiscal quarter and each of the three immediately preceding fiscal quarters; the current portion of long term debt shall be measured as of the last day of the most recent fiscal quarter. "Cash Flow for Debt Service" means the
                                        --------------------------
sum of (i) net income, after taxes, plus Net Interest Expense, lease expense, depreciation, depletion, amortization and other non-cash charges and Restructuring Charges less (ii) Adjusted

Capital Expenditures. "Adjusted Capital Expenditures" means all capital
                       -----------------------------
expenditures (excluding any capital expenditures incurred in the third and fourth fiscal quarters of 1995 and excluding all Acquisitions) less an amount up to 75% of the net proceeds received by the Company from the issuance of any capital stock of the Company in the most recently concluded fiscal quarter and each of the three immediately preceding fiscal quarters provided, that in all
                                                        --------
instances Adjusted Capital Expenditures shall not be less than zero. "Debt
          -----------------------------                               ----
Service Payments" means the sum of Net Interest Expense, lease expense and the
- ----------------
current portion of long-term debt (including the current portion of capital leases).

                (c) maintain current assets in excess of current liabilities by at least the following for the periods indicated:

                                                       Minimum
          Fiscal Quarters                               Amount
          ---------------                               ------
            2nd Qtr 1996                              $35,000,000
            3rd Qtr 1996-2nd Qtr 1997                  40,000,000
            Thereafter                                 50,000,000

For purposes of the foregoing calculation, all Loans outstanding under this Agreement shall be deemed to be a current liability.

                (d) not permit the Company's Debt-to-Earnings Ratio to exceed 2.5:1 at any time. "Debt-to-Earnings Ratio" means the ratio obtained by dividing
                    ----------------------
(i) the sum of all long term debt and capital lease obligations (including the current portion thereof) outstanding as of the date of calculation and all Loans outstanding hereunder as of the date of calculation, by (ii) the sum of net income (before taxes), Net Interest Expense, depreciation, depletion, amortization and other non-cash charges. This ratio shall be calculated quarterly using the results of the most recently concluded fiscal quarter and each of the three immediately preceding fiscal quarters.

                (e) not permit the Company's cumulative net income after taxes, to be less than zero at any time. This covenant shall be calculated quarterly using the results of the most recently concluded fiscal quarter and each of the three immediately preceding fiscal quarters on a cumulative basis.

          7.14  Termination of UCC-1 Financing Statements.  Not later than July
                -----------------------------------------
15, 1996 the Company shall provide evidence satisfactory to the Agent and the Banks that all financing statements and other instruments referred to in Section 5.01(i) have been terminated in all jurisdictions, except for financing statements which are Permitted Liens. At the Company's expense, the Agent and the Banks may request a search be conducted of the various offices of Governmental Authorities in which financing statements had been filed or recorded to verify that the lien of such financing statements have been terminated. Promptly upon request by the Agent or the Majority Banks from time to time, the Company shall (and shall cause any of its Subsidiaries to) do, execute, acknowledge, deliver, record, file, and register any and all such further acts, deeds, conveyances, termination statements and other instruments that the Agent or such Banks, as the case may be, may reasonably require from time to time in order terminate any security interest which is not a Permitted Lien.

          7.15  New Guarantors.  Upon any Person becoming a direct or indirect
                --------------
Subsidiary of the Company, the Company shall cause such Person to become a Guarantor by executing and delivering to the Agent an amendment or supplement to the Guaranty in the form of Exhibit B thereto adding such Person as a guarantor thereunder, executed by all Guarantors party thereto. In connection therewith, the Company shall deliver, or cause to be delivered, documents of the type described in Section 5.01(b) and (c) relating to such Person.


                                 ARTICLE VIII

                               NEGATIVE COVENANTS
                               ------------------

          So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Majority Banks waive compliance in writing:

          8.01  Limitation on Liens.  The Company shall not, and shall not
                -------------------
suffer or permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):
  ---------------

                (a) any Lien existing on property of the Company or any Subsidiary on the Closing Date and set forth in Schedule 8.01 securing
                                                -------------
Indebtedness outstanding on such date;

                (b) any Lien created under any Loan Document;

                (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 7.07, provided that no notice of lien has been filed or recorded under the Code;

                (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

                (e) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

                (f) Liens on the property of the Company or its Subsidiary securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business, provided all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;

                 (g) Liens consisting of judgment or judicial attachment liens, provided that the enforcement of such Liens is effectively stayed and all such liens in the aggregate at any time outstanding for the Company and its Subsidiaries do not exceed $5,000,000;

                 (h) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries;

                 (i) Liens on assets of corporations which become Subsidiaries after the date of this Agreement, provided, however, that such Liens existed at
                                  --------  -------
the time the respective corporations became Subsidiaries and were not created in anticipation thereof;

                 (j) purchase money security interests on any property acquired or held by the Company or its Subsidiaries in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided that (i) any such Lien
                                                 --------
attaches to such property concurrently with or within 20 days after the acquisition thereof, (ii) such Lien attaches solely to the property so acquired in such transaction, and (iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such property;

                 (k) Liens securing obligations in respect of capital leases on assets subject to such leases, provided that such capital leases are otherwise permitted hereunder;

                 (l) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a
                        --------
dedicated cash collateral account and is not subject to restrictions against access by the Company or any Subsidiary in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution;

                 (m) Liens consisting of pledges of cash collateral or government securities to secure on a mark-to-market basis Permitted Swap Obligations only, provided that (i) the counterparty to any Swap Contract relating to such Permitted Swap Obligation is under a similar requirement to deliver similar collateral from time to time to the Company or the Subsidiary party thereto on a mark-to-market basis; and (ii) the aggregate value of such collateral so pledged by the Company and the Subsidiaries together in favor of any counterparty does not at any time exceed $1,000,000;

                 (n) Until July 15, 1996 only, Liens created by the financing statements and other instruments referred to in Section 7.14;

                 (o) Liens on cash not exceeding $500,000 collateralizing the obligations of E&B Marine or its Subsidiaries under any letters of credit outstanding on the Closing Date issued by United Jersey Bank.

          8.02  Disposition of Assets.  The Company shall not, and shall not
                ---------------------
suffer or permit any Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

                 (a) dispositions of inventory, or used, worn-out or surplus equipment, all in the ordinary course of business;

                 (b) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;

                 (c) dispositions of inventory or equipment by the Company or any Subsidiary to the Company or any Subsidiary pursuant to reasonable business requirements, provided, that the
              --------
aggregate value of all assets so sold by the Company and its Subsidiaries, together, shall not exceed in any fiscal year $3,000,000;

                 (d) dispositions of assets acquired in a permitted Acquisition which are made for fair market value; provided, that (i) the aggregate sales
                                      --------
price from such disposition shall be paid in cash or pursuant to a note receivable with a maturity date not exceeding one year, and (ii) the disposition shall occur within one year from the date of the permitted Acquisition (it being understood that the term of any leases or subleases of such assets, and any renewals of such leases or subleases, may be for a period longer than one year so long as such leases or subleases were originally entered into within one year from the date of the permitted Acquisition);

                 (e) the sale-leaseback of E&B Marine's Perth Amboy, New Jersey, store;

                 (f) dispositions resulting from closing stores operated by E&B Marine which are made for fair market value including subleasing such stores or assigning the leases for such stores; provided, that (i) at the time of any
                                      --------
disposition, no Event of Default shall exist or shall result from such disposition, (ii) the aggregate sales price from such disposition shall be paid in cash or pursuant to a note receivable with a maturity date not exceeding one year, and (iii) the aggregate value of all assets so sold by the Company and its Subsidiaries, together, pursuant to this Section 8.02(f) shall not exceed in any fiscal year $2,000,000; and

                 (g) dispositions not otherwise permitted hereunder which are made for fair market value; provided, that (i) at the time of any disposition,
                            --------
no Event of Default shall exist or shall result from such disposition, (ii) the aggregate sales price from such disposition shall be paid in cash or pursuant to a note receivable with a maturity date not exceeding one year, and (iii) the aggregate value of all assets so sold by the Company and its Subsidiaries, together, pursuant to this Section 8.02(g) shall not exceed in any fiscal year $3,000,000.

          8.03  Consolidations and Mergers.  The Company shall not, and shall
                --------------------------
not suffer or permit any Subsidiary to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

                 (a) any Subsidiary may merge with the Company, provided that the Company shall be the continuing or surviving corporation, or with any one or more Subsidiaries, provided that if any transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation; and

                 (b) any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to the Company or another Wholly-Owned Subsidiary.

          8.04  Loans, Investments and Acquisitions.  The Company shall not
                -----------------------------------
purchase or acquire, or suffer or permit any Subsidiary to purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Company (together, "Investments"), except
                                                          -----------
for:

                 (a) Investments held by the Company or Subsidiary in the form of cash equivalents or short term marketable securities;

                 (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

                 (c) extensions of credit by the Company to any of its Subsidiaries or by any of its Subsidiaries to another of its Subsidiaries;

                 (d) Investments incurred in order to consummate Acquisitions otherwise permitted herein, provided that (i) the aggregate consideration paid
                            --------
for each such Acquisition, including assumption of existing obligations but excluding consideration in the form of capital stock of the Company, and less cash received as a result of the Acquisition, (A) does not exceed $7,500,000 with respect to any single Acquisition, and (B) when added to the aggregate consideration paid for all prior Acquisitions undertaken by the Company and its Subsidiaries after the Closing Date, does not exceed $15,000,000, (ii) such Acquisitions are undertaken in accordance with all applicable Requirements of Law; (iii) the prior, effective written consent or approval to such Acquisition of the board of directors or equivalent governing body of the acquiree is obtained; (iv) the acquiree is in a line of business related to or substantially similar to the lines of business carried on by the Company and its Subsidiaries on the date hereof; and (v) such Acquisition will not cause the Company, on a projected basis, to violate any of the financial covenants set forth in this Agreement;

                 (e) Investments in Subsidiaries operating substantially in the Company's line of business (or businesses supportive thereof) outside the United States in an aggregate amount not exceeding $4,000,000 in any one year; and

                 (f) Investments constituting Permitted Swap Obligations or payments or advances under Swap Contracts relating to Permitted Swap Obligations.

          8.05  Limitation on Indebtedness.  The Company shall not, and shall
                --------------------------
not suffer or permit any Subsidiary to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

                 (a) Indebtedness incurred pursuant to this Agreement;

                 (b) Indebtedness consisting of Contingent Obligations permitted pursuant to Section 8.08;

                 (c) Indebtedness existing on the Closing Date and set forth in
Schedule 8.05, including any refinancing of such existing Indebtedness on terms
- -------------
substantially similar to the terms in effect as of the Closing Date;

                 (d) Indebtedness incurred in connection with the acquisition of goods, supplies or merchandise on normal trade credit;

                 (e) Indebtedness secured by Liens permitted by Section 8.01(m);

                 (f) Indebtedness assumed in connection with permitted Acquisitions after the date of this Agreement, including any refinancing of such Indebtedness on terms substantially similar to the terms in effect as of the date of the Acquisition; provided, that, such Indebtedness existed at the time
                         --------
of such Acquisition and was not created in anticipation thereof;

                 (g) unsecured Indebtedness for business purposes, provided,
                                                                   --------
that, the aggregate outstanding amount of such additional Indebtedness does not exceed $5,000,000 at any one time;

                 (h) Indebtedness incurred in connection with financing the acquisition of fixed or capital assets by the Company, including all such Indebtedness secured by Liens permitted by Section 8.01(j), and further including any refinancing of such Indebtedness on terms substantially similar to the terms in effect as of the date of the Indebtedness was initially incurred;

                 (i) Indebtedness incurred in connection with leases permitted pursuant to Section 8.10; and

                 (j) unsecured Indebtedness incurred in connection with Acquisitions after the date of this Agreement not exceeding $5,000,000 in the aggregate at any time outstanding which is represented by a note payable to the seller, including any refinancing of such Indebtedness on terms substantially similar to the terms in effect as of the date of the Acquisition; provided, that
                                                                  --------
Indebtedness is not subject to terms, covenants and conditions more restrictive than those contained in this Agreement; and

                 (k) Indebtedness permitted under Section 8.04(c); provided,
                                                                   --------
that, the aggregate outstanding amount of all additional Indebtedness
- ----
permitted under subsections (b), (f), (g), (i) and (j) above does not exceed $10,000,000 at any one time.

          8.06  Transactions with Affiliates.  The Company shall not, and shall
                ----------------------------
not suffer or permit any Subsidiary to, enter into any transaction with any Affiliate of the Company, except upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Company or such Subsidiary.

          8.07  Use of Proceeds.  The Company shall not, and shall not suffer or
                ---------------
permit any Subsidiary to, use any portion of the Loan proceeds or any Letter of Credit, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act, or (v) to purchase, redeem or otherwise acquire from the Company's shareholders any of the Company's outstanding capital stock.

          8.08  Contingent Obligations.  The Company shall not, and shall not
                ----------------------
suffer or permit any Subsidiary to, create, incur, assume or suffer to exist any Contingent Obligations except:

                (a) endorsements for collection or deposit in the ordinary course of business;

                (b)  Permitted Swap Obligations;

                (c) Contingent Obligations of the Company and its Subsidiaries existing as of the Closing Date and listed in Schedule 8.08;
                                              -------------

                (d) Contingent Obligations with respect to Surety Instruments or leases incurred in the ordinary course of business; and

                (e) guaranties by the Company or any of its Subsidiaries of the obligations of any Subsidiary or the Company under space leases for stores.

          8.09  Joint Ventures.  The Company shall not, and shall not suffer or
                --------------
permit any Subsidiary to, enter into any Joint Venture, except for marketing agreements and other joint ventures where the financial risk to, annual expenses of, and capital contributions by, the Company and its Subsidiaries are less than $500,000 in the aggregate.

          8.10  Lease Obligations.  The Company shall not, and shall not suffer
                -----------------
or permit any Subsidiary to, create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease, except for:

                (a) leases of the Company and of Subsidiaries in existence on the Closing Date and any renewal, extension or refinancing thereof;

                (b) operating and capital leases entered into by the Company or any Subsidiary after the Closing Date to finance the acquisition of property and equipment; and

                (c) leases permitted by Section 8.02(d).

          8.11  Restricted Payments.  The Company shall not, and shall not
                -------------------
suffer or permit any Subsidiary to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding; except that the Company may:

                (a) declare and make dividend payments or other distributions payable solely in its common or preferred stock;

                (b) purchase, redeem or otherwise acquire shares of its common stock or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock; and

                (c) cause its Subsidiaries to dividend money to the Company to enable the Company to make payments not otherwise prohibited hereunder.

          8.12  ERISA.  The Company shall not, and shall not suffer or permit
                -----
any of its ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in liability of the Company in an aggregate amount in excess of $1,000,000; or (b) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

          8.13  Change in Business.  The Company shall not, and shall not suffer
                ------------------
or permit any Subsidiary to, engage in any material line of business substantially different from those lines of business carried on by the Company and its Subsidiaries on the date hereof.

          8.14  Accounting Changes.  The Company shall not, and shall not suffer
                ------------------
or permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as permitted by GAAP, or change the fiscal year of the Company or of any Subsidiary.


                                   ARTICLE IX

                               EVENTS OF DEFAULT
                               -----------------

          9.01  Event of Default.  Any of the following shall constitute an
                ----------------
"Event of Default":
- -----------------

                (a) Non-Payment. The Company fails to pay, (i) when and as
                    -----------
required to be paid herein, any amount of principal of any Loan or of any L/C Obligation, or (ii) within five days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document; or

                (b) Representation or Warranty. Any representation or warranty
                    --------------------------
by the Company or any Subsidiary made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Company, any Subsidiary, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

                (c) Specific Defaults. The Company fails to perform or observe
                    -----------------
any term, covenant or agreement contained in any of Section 7.03 or 7.13 or in
Article VIII; or

                (d) Other Defaults. The Company (i) fails to deliver to Agent
                    --------------
and Banks the financial statements and other information required under Sections
7.01 and 7.02 within 15 days after same are required to be delivered, or (ii) fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 30 days after the earlier of (A) the date upon which a Responsible Officer knew or reasonably should have known of such failure or (B) the date upon which written notice thereof is given to the Company by the Agent or any Bank; or

                 (e) Cross-Default. (i) The Company or any Subsidiary (A) fails
                     -------------
to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than the Indebtedness described in Section 9.01(a)) or any Contingent Obligation if the aggregate outstanding principal amount of such Indebtedness or Contingent Obligation is owed to any Bank or exceeds $5,000,000 and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any Indebtedness or Contingent Obligation owing to any Bank or exceeding $5,000,000, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or

                 (f) Insolvency; Voluntary Proceedings. The Company or any
                     ---------------------------------
Subsidiary (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

                 (g) Involuntary Proceedings.  (i)  Any involuntary Insolvency
                     -----------------------
Proceeding is commenced or filed against the Company or any Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's or any Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Company or any Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or
(iii) the Company or any Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

                 (h) ERISA. (i) An ERISA Event shall occur with respect to a
                     -----
Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $5,000,000; or (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $5,000,000; or

                 (i) Monetary Judgments. One or more non-interlocutory
                     ------------------
judgments, non-interlocutory orders, decrees or arbitration awards is entered against the Company or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $5,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 10 days after the entry thereof; or

                 (j) Non-Monetary Judgments. Any non-monetary judgment, order or
                     ----------------------
decree is entered against the Company or any Subsidiary which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                 (k) Adverse Change.  There occurs a Material Adverse Effect; or
                     --------------

                 (l) Change of Control. Company ceases to own directly or
                     -----------------
indirectly 100% of the outstanding capital stock of any Guarantor; or

                 (m) Guarantor Defaults. Any Guarantor fails in any material
                     ------------------
respect to perform or observe any term, covenant or agreement in the Guaranty; or the Guaranty is for any reason partially (including with respect to future advances) or wholly revoked or invalidated, or otherwise ceases to be in full force and effect, or any Guarantor or any other Person contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder; or any event described at Sections (f) or (g) of this Section occurs with respect to the Guarantor.

          9.02  Remedies.  If any Event of Default occurs, the Agent shall, at
                --------
the request of, or may, with the consent of, the Majority Banks,

                (a) declare the commitment of each Bank to make Loans and any obligation of each Issuing Bank to Issue Letters of Credit to be terminated, whereupon such commitments and obligation shall be terminated;

                (b) declare an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing under any outstanding Letters of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit) to be immediately due and payable, and declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

                (c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in Section
- --------  -------
(f) or (g) of Section 9.01 (in the case of clause (i) of Section (g) upon the expiration of the 60-day period mentioned therein), the obligation of each Bank to make Loans and any obligation of the Issuing Bank to Issue Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent, the Issuing Bank or any Bank.

          9.03  Rights Not Exclusive.  The rights provided for in this Agreement
                --------------------
and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                                   ARTICLE X

                                   THE AGENT
                                   ---------

          10.01  Appointment and Authorization; "Agent".  (a) Each Bank hereby
                 --------------------------------------
irrevocably (subject to Section 10.09) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

                (b) Each Issuing Bank shall act on behalf of the Banks with respect to any Letters of Credit Issued by it and the documents associated therewith until such time and except for so long as the Agent may agree at the request of the Majority Lenders to act for such Issuing Bank with respect thereto; provided, however, that the Issuing Bank shall have all of the benefits
         --------  -------
and immunities (i) provided to the Agent in this Article X with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit Issued by it or proposed to be Issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Agent", as used in this Article X, included the Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to the Issuing Bank.

          10.02  Delegation of Duties.  The Agent may execute any of its duties
                 --------------------
under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

          10.03  Liability of Agent.  None of the Agent-Related Persons shall
                 ------------------
(i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

          10.04  Reliance by Agent.  (a) The Agent shall be entitled to rely,
                 -----------------
and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks (or with the unanimous consent of all Banks when required under Section 11.01) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

                 (b) For purposes of determining compliance with the conditions specified in Section 5.01, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

          10.05  Notice of Default.  The Agent shall not be deemed to have
                 -----------------
knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Agent will notify the Banks of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Banks in accordance with Article IX; provided, however, that unless and until the Agent
                            --------  -------
has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

          10.06  Credit Decision.  Each Bank acknowledges that none of the
                 ---------------
Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.

          10.07  Indemnification of Agent.  Whether or not the transactions
                 ------------------------
contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no
                                                      --------  -------
Bank shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

          10.08  Agent in Individual Capacity.  BofA and its Affiliates may make
                 ----------------------------
loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though BofA were not the Agent or the Issuing Bank hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent or the Issuing Bank.

          10.09  Successor Agent.  The Agent may, and at the request of the
                 ---------------
Majority Banks shall, resign as Agent upon 30 days' notice to the Banks. If the Agent resigns under this Agreement, the Majority Banks shall appoint from among the Banks a successor agent for the Banks, which successor agent shall be subject to approval by the Company. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and the Company, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article X and Sections 11.04 and 11.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above. Notwithstanding the foregoing, however, BofA may not be removed as the Agent at the request of the Majority Banks unless BofA shall also simultaneously be replaced as an "Issuing Bank" hereunder pursuant to documentation in form and substance reasonably satisfactory to BofA.

          10.10  Withholding Tax.  (a) If any Bank is a "foreign corporation,
                 ---------------
partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees with and in favor of the Agent, to deliver to the Agent:

                     (i) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, two properly completed and executed copies of IRS Form 1001 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                     (ii) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement; and

                    (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Bank agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                (b) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Bank. To the extent of such percentage amount, the Agent will treat such Bank's IRS Form 1001 as no longer valid.

                (c) If any Bank claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

                (d) If any Bank is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. However, if the forms or other documentation required by Section
(a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.

                (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered or was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Banks under this Section shall survive the payment of all Obligations and the resignation or replacement of the Agent.

                                   ARTICLE XI

                                 MISCELLANEOUS
                                 -------------

          11.01  Amendments and Waivers.  No amendment or waiver of any
                 ----------------------
provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (or by the Agent at the written request of the Majority Banks) and the Company and acknowledged by the Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided,
                                                                --------
however, that no such waiver, amendment, or consent shall, unless in writing and
- -------
signed by all the Banks and the Company and acknowledged by the Agent, do any of the following:

                 (a) increase or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to Section 9.02);

                 (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document;

                 (c) reduce the principal of, or the rate of interest specified herein on any Loan, or (subject to clause (iii) below) any fees or other amounts payable hereunder or under any other Loan Document;

                 (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder; or

                 (e)  release any Guarantor;

                 (f) amend this Section, or Section 2.14, or any provision herein providing for consent or other action by all Banks;

and, provided further, that (i) no amendment, waiver or consent shall, unless in
     -------- -------
writing and signed by the Issuing Bank in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Issuing Bank under this Agreement or any L/C-Related Document relating to any Letter of Credit Issued or to be Issued by it, (ii) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document, and (iii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

          11.02  Notices.  (a)  All notices, requests, consents, approvals,
                 -------
waivers and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Company by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on
Schedule 11.02, and (ii) shall be followed promptly by delivery of a hard copy
- --------------
original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule 11.02; or, as directed to the Company
                                --------------
or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and the Agent.

                 (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Article II, III or X to the Agent shall not be effective until actually received by the Agent, and notices pursuant to Article III to the Issuing Bank shall not be effective until actually received by the Issuing Bank at the address specified for the "Issuing Bank" on the applicable signature page hereof.

                 (c) Any agreement of the Agent and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company. The Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice and the Agent and the Banks shall not have any liability to the Company or other Person on account of any action taken or not taken by the Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans and L/C Obligations shall not be affected in any way or to any extent by any failure by the Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Banks of a confirmation which is at variance with the terms understood by the Agent and the Banks to be contained in the telephonic or facsimile notice.

          11.03  No Waiver; Cumulative Remedies.  No failure to exercise and no
                 ------------------------------
delay in exercising, on the part of any party hereto, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

          11.04  Costs and Expenses.  The Company shall:
                 ------------------

                 (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse BofA (including in its capacity as Agent and Issuing Bank) within 30 Business Days after demand (subject to Section 5.01(e)) for all costs and expenses incurred by BofA (including in its capacity as Agent and Issuing Bank) in connection with the development, preparation, delivery and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by BofA (including in its capacity as Agent and Issuing Bank) with respect thereto; provided, however, that the maximum
                                        --------  -------
amount the Company will be required to pay or reimburse BofA in connection with the preparation of this Agreement and the related Loan Documents shall be limited to $20,000; and

                 (b) pay or reimburse the Agent and each Bank within five Business Days after demand (subject to Section 5.01(e)) for all costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).

          11.05  Company Indemnification.  Whether or not the transactions
                 -----------------------
contemplated hereby are consummated, the Company shall indemnify, defend and hold the Agent-Related Persons, and each Bank and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities,
 ------------------
obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans, the termination of the Letters of Credit and the termination, resignation or replacement of the Agent or replacement of any Bank) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or Letters of Credit or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities");
                                               -----------------------
provided, that the Company shall have no obligation hereunder to any Indemnified
- --------
Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

          11.06  Payments Set Aside.  To the extent that the Company makes a
                 ------------------
payment to the Agent or the Banks, or the Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Agent upon demand its pro rata share of any amount so recovered from or repaid by the Agent.

          11.07  Successors and Assigns.  The provisions of this Agreement shall
                 ----------------------
be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Bank.

          11.08  Assignments, Participations, etc.   (a) Any Bank may, with the
                 ---------------------------------
written consent of the Company at all times other than during the existence of an Event of Default and the Agent and the Issuing Bank, which consents shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Company, the Agent or the Issuing Bank shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is an Affiliate of such Bank) (each an "Assignee") all, or any ratable part of all, of the Loans, the
          --------
Commitments, the L/C Obligations and the other rights and obligations of such Bank hereunder, in a minimum amount of $10,000,000; provided, however, that the
                                                    --------  -------
Company and the Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Agent by such Bank and the Assignee; (ii) such Bank and its Assignee shall have delivered to the Company and the Agent an Assignment and Acceptance in the form of Exhibit D ("Assignment and Acceptance") and (iii) the
                          ---------   -------------------------
assignor Bank or Assignee has paid to the Agent a processing fee in the amount of $3,500.

                 (b) From and after the date that the Agent notifies the assignor Bank that it has received (and provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

                 (c) Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Bank pro tanto.
                                  --- -----

                 (d) Any Bank may at any time sell to one or more commercial banks or other Persons not Affiliates of the Company (a "Participant")
                                                         -----------
participating interests in any Loans, the Commitment of that Bank and the other interests of that Bank (the "originating Bank") hereunder and under the other Loan Documents; provided, however, that (i) the originating Bank's obligations
                --------  -------
under this Agreement shall remain unchanged, (ii) the originating Bank shall remain solely responsible for the performance of such obligations, (iii) the Company, the Issuing Bank and the Agent shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, and
(iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the first proviso to Section 11.01. In the case of any such
                          -------
participation, the Participant shall not have any rights under this Agreement, or any of the other Loan Documents, and all amounts payable by the Company hereunder shall be determined as if such Bank had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

                 (e) Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR (S)203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

          11.09  Reallocation of Commitments in Event of Merger, Etc.  If after
                 ----------------------------------------------------
the Closing Date any Bank merges or consolidates with or into one or more other Banks, the surviving entity of such merger or consolidation (the "Surviving
                                                                  ---------
Bank") shall at the request of the Company, if no Default or Event of Default
- ----
then exists, assign all or a portion of its Resulting Increased Commitment (as defined below) to one or more entities selected by the Company that are Eligible Assignees (each an "Acquiring Entity"); provided that (i) each Acquiring Entity
                    ----------------
shall unconditionally offer in writing (with a copy to the Agent) to purchase a portion of such Surviving Bank's Resulting Increased Commitment and the portion of the Revolving Loans and L/C Borrowings owing to such Surviving Bank and the Surviving Bank's obligation to participate in Letters of Credit allocable to the Resulting Increased Commitment to be acquired; (ii) the portion of the Resulting Increased Commitment of the Surviving Bank acquired by each Acquiring Entity shall be in integral multiples of $1,000,000; (iii) the purchase price to be paid by the Acquiring Entity shall be the outstanding principal amount of the Revolving Loans and L/C Borrowings owing to such Surviving Bank on the date of purchase (plus interest and fees accrued thereon) that are allocable to the amount of the Resulting Increased Commitment being acquired; and (iv) each Acquiring Entity, if it is not already a Bank, shall be reasonably acceptable to the Agent. Each Assignment hereunder shall be accomplished in accordance with clauses (i), (ii) and (iii) of Section 11.08(a), and to the extent of any such assignment, the Surviving Bank shall be relieved of its obligations hereunder with respect to its assigned Commitment. The amounts owed by the Company to the Surviving Bank under the Agreement that are allocable to the amount of the Resulting Increased Commitment being acquired pursuant to this Section 11.09 shall be the product of (a) all amounts owed by the Company to the Surviving Bank hereunder on the date of acquisition (including the outstanding principal amount of the Revolving Loans and L/C Borrowings owed to the Surviving Bank and interest and fees accrued thereon), and (b) a fraction having as it numerator the amount of the Resulting Increased Commitment being acquired and having as its denominator the total amount of the Surviving Bank's Commitment without giving effect to such acquisition. For the purposes of this Section 11.09, "Resulting Increased Commitment" shall mean (a) the total combined Commitment of
 ------------------------------
the Surviving Bank immediately following a merger or consolidation contemplated by this Section 11.09, minus (b) the amount of the largest Commitment (immediately prior to such merger or consolidation) of any Bank that was a party to such merger or consolidation.

          11.10  Confidentiality.  Each Bank agrees to take and to cause its
                 ---------------
Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Company and provided to it by the Company or any Subsidiary, or by the Agent on the Company's or such Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Company or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to the Bank; provided, however,that any Bank may disclose such
                           --------  -------
information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process (and the affected Bank or Agent shall use reasonable efforts to notify the Company thereof, provided that the failure to provide such notice shall not subject the affected Person to liability to the Company or prevent the affected Person from complying with therewith); (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Agent, any Bank or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Bank's independent auditors and other professional advisors; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Banks hereunder; (H) as to any Bank or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company or any Subsidiary is party or is deemed party with such Bank or such Affiliate; and (I) to its Affiliates.

          11.11  Set-off.  In addition to any rights and remedies of the Banks
                 -------
provided by law, if an Event of Default exists, each Bank is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of the Company against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Company and the Agent after any such set-off and application made by such Bank; provided, however,
                                                          --------  -------
that the failure to give such notice shall not affect the validity of such set-off and application.

          11.12  Automatic Debits of Fees.  With respect to any interest,
                 ------------------------
commitment fee, letter of credit fee or agency fee due and payable to the Agent, the Issuing Bank or BofA under the Loan Documents, the Company hereby authorizes BofA to debit any deposit account of the Company with BofA in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee or other cost or expense with notice, if agreed to by such Person in accordance with its procedures. If there are insufficient funds in such deposit accounts to cover the amount of the fee or other cost or expense then due, such debits will be reversed (in whole or in part, in BofA's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section shall be deemed a set-off.

          11.13  Notification of Addresses, Lending Offices, Etc.  Each Bank
                 ------------------------------------------------
shall notify the Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

          11.14  Counterparts.  This Agreement may be executed in any number of
                 ------------
separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

          11.15  Severability.  The illegality or unenforceability of any
                 ------------
provision of this Agreement or any
instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

          11.16  No Third Parties Benefited.  This Agreement is made and entered
                 --------------------------
into for the sole protection and legal benefit of the Company, the Banks, the Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

          11.17  Governing Law and Jurisdiction.  (a) THIS AGREEMENT SHALL BE
                 ------------------------------
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA; PROVIDED THAT THE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                 (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANY, THE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR
                                 --------------------
HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY, THE AGENT AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

          11.18  Waiver of Jury Trial.  THE COMPANY, THE BANKS AND THE AGENT
                 --------------------
EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE BANKS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS,

RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

          11.19  Entire Agreement.  This Agreement, together with the other Loan
                 ----------------
Documents, embodies the entire agreement and understanding among the Company, the Banks and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

          11.20  Termination of Existing Bank of America Credit Agreement;
                 ---------------------------------------------------------
Continuation of Loans and Letters of Credit Hereunder.  On the Closing Date, the
- -----------------------------------------------------
Credit Agreement dated as November 2, 1995, among West Marine Products, Inc., the banks and issuing banks party thereto and Bank of America National Trust and Savings Association, as agent for such banks, and any guaranties related thereto, will be cancelled and terminated; any loans and letters of credit outstanding thereunder will be deemed Loans and Letters of Credit outstanding hereunder with, as applicable, the same interest rates and Interest Periods; and all interest, fees, expenses and other amounts owing thereunder shall be deemed continued as owing hereunder. The account party on such outstanding Letters of credit shall be deemed to be the Company instead of West Marine Products, Inc.

          11.21  Effectiveness of Merger.  All covenants, representations and
                 -----------------------
warranties, certifications, schedules and exhibits made hereunder or included herein are deemed made or included after giving effect to the acquisition of E&B Marine and its Subsidiaries in accordance with the E&B Merger Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in California by their proper and duly authorized officers as of the day and year first above written.

                                       WEST MARINE, INC.

                                       By_______________________________
                                       Typed Name_______________________
                                       Title____________________________


                                       WEST MARINE PRODUCTS, INC. (for purposes of Section 11.20 only)

                                       By_______________________________
                                       Typed Name_______________________
                                       Title____________________________

                                       BANK OF AMERICA NATIONAL TRUST
                                       AND SAVINGS ASSOCIATION, as Agent

                                       By    /s/ Alice Zane
                                         ----------------------------
                                                 Alice Zane
                                              Vice President


                                       BANK OF AMERICA NATIONAL TRUST
                                       AND SAVINGS ASSOCIATION, as a Bank
                                       and an Issuing Bank


                                       By   /s/ Kenneth E. Jones
                                         ----------------------------
                                                Kenneth E. Jones
                                                Vice President


                                       NATIONSBANK OF TEXAS, NATIONAL
                                       ASSOCIATION, as a Bank and an
                                       Issuing Bank

                                       By____________________________
                                       Typed Name____________________
                                       Title_________________________

                                 SCHEDULE 2.01
                                 -------------



                                  COMMITMENTS
                                  -----------
                              AND PRO RATA SHARES
                              -------------------

                                                        Pro Rata
         Bank                    Commitment               Share
         ----                    ----------               -----
Bank of America National
Trust and Savings
Association                     $ 30,000,000               50%

NationsBank of Texas,
National Association            $ 30,000,000               50%

      TOTAL                     $ 60,000,000              100%


                                 SCHEDULE 3.03
                                 -------------

                           EXISTING LETTERS OF CREDIT
                           --------------------------


Standby Letters of Credit:
- --------------------------

Existing BofA Letters of Credit - West Marine



L/C Number       Amount       Expiry Date       Beneficiary
- -------------   --------   -----------------   -------------

  228024         $500,000   December 31, 1996     Zodiac
  225945         $100,000   October 30, 1996      Confederation


                                 SCHEDULE 6.11
                                 -------------

                               OFF-BALANCE SHEET
                               -----------------
                       INDEBTEDNESS AND OTHER LIABILITIES
                       ----------------------------------


The aggregate minimum annual net rental payments under noncancellable operating leases in effect on December 31, 1995 were as follows:


          PAYABLE IN:        WEST MARINE      E&B MARINE

            1996               $  8,953       $  7,315
            1997                  8,838          5,812
            1998                  7,390          5,071
            1999                  6,999          4,255
            2000                  6,311          2,423
            Thereafter           22,362          4,820

                               $ 60,853       $ 29,696
                               --------       --------

E&B Marine LC numbers 90942508 (Standby), 00081596 (Commercial) and 00082839 (Commercial) issued by United Jersey Bank will be cash collateralized.


Letters of Credit as described in Schedule 3.03

                                 SCHEDULE 6.16
                                 -------------

                                  SUBSIDIARIES
                                  ------------



                          WEST MARINE, INC.



(1) West Marine Products --

    --(1)  West Marine Merger Subsidiary, Inc.

                                                   St of Incorp
                                                   ------------
    --(2)  E&B Marine Inc.                               DE

           --(3)  E&B Marine Supply (Florida) Inc.       DE

           --(3)  E&B Marine Supply, Inc.                NJ

           --(3)  E&B Marine Supply, Inc.                MD

           --(3)  James Bliss & Co., Inc.                MA

           --(3)  Goldbergs' Marine Distributors, Inc.   DE

           --(3)  Central Marine Supply Inc.             NJ

           --(3)  Krista Corporation                     DE

           --(3)  Sea Ranger Marine Inc.                 DE


(1)    Are wholly owned subsidiaries of West Marine, Inc.

(2)    Is wholly owned subsidiary of West Marine Merger
       Subsidiary, Inc.

(3)    Are wholly owned subsidiaries of E&B Marine Inc.

                                 SCHEDULE 8.01
                                 -------------

                                PERMITTED LIENS
                                ---------------
                             AS OF JUNE 17, 1996
                             ----------------------


                                  West Marine

                                                              California UCC
  Secured Party                Lien                           Filing No/Date
  -------------                ----                           --------------

EKCC                   Purchase money security                   9436361468
                       interest in Kodak copier                  12/24/96

IBM                    Purchase money security interest in       199517760674
                       computer equipment                        6/23/95

IBM                    Purchase money security interest in       9610860588
                       computer equipment                        04/15/96

Metlife Capital Ltd.   Purchase money security interest in       1992222813
                       point of sale systems                     10/16/92


                                  E&B Marine
                                                              California UCC
  Secured Party                Lien                           Filing No/Date
  -------------                ----                           --------------

AEL Leasing Co., Inc.  Purchase money security interest in       Florida
                       stores' equipment                         940000004767
                                                                 01/06/94

AEL Leasing Co., Inc.  Purchase money security interest in       Maryland
                       stores' equipment                         1021815C
                                                                 01/21/94

Oliver-Allen           Purchase money security interest in       Maryland
Corporation            store POS register system                 141668021
                                                                 06/14/94

AmeriCapital           Purchase money security interest in       Alabama
Corporation*           stores' equipment                         93-33617
                                                                 09/24/93


Atlantic Stewardship   Purchase money security interest in       Delaware
Bank*                  stores' equipment                         199409802/
                                                                 199414504
                                                                 07/20/94
                                                                 10/25/94

Eaton Financial        Purchase money security interest in       New Jersey
Corporation*           photocopiers                              1452300/1471858
                                                                 04/30/92


*These liens are probably related to operating leases; they are shown here even though they may not secure indebtedness, as defined in the credit agreement.

                                 SCHEDULE 8.05
                                 -------------

                             PERMITTED INDEBTEDNESS
                             AS OF THE CLOSING DATE


                              As of June 17, 1996

         WEST MARINE                           Amount
Description of Indebtedness                 in Thousands
- ---------------------------                 ------------

Current portion of long term debt             $       316
owed to Metlife Capital Ltd., IBM
and EKCC under capital leases


Line of credit from Bank of
America/Nations bank                          $ 9,200,000


Deferred rent                                 $       796


Long term debt owed to MetLife                $       213
Capital Ltd., IBM, and EKCC under
capital leases

            E&B MARINE


Description of Indebtedness                    Amount
- ---------------------------                 in Thousands
                                            ------------

Amounts owed to American                     $        150
Equipment Leasing under capital
leases


Commercial Letters of Credit -
See Schedule 3.03

                                 SCHEDULE 8.08
                                 -------------


                             CONTINGENT LIABILITIES
                             ----------------------
                             AS OF THE CLOSING DATE
                             ----------------------



Letters of Credit as described in Schedule 3.03.

                                 SCHEDULE 11.02
                                 --------------

                             ADDRESSES FOR NOTICES
                             ---------------------

BORROWER
- --------

WEST MARINE, INC.
500 Westridge Drive
Watsonville, CA 95076
Attention:  Chief Financial Officer
Telephone:  (408) 761-4229
Facsimile:  (408) 761-4406


BANK OF AMERICA NATIONAL TRUST
- ------------------------------
AND SAVINGS ASSOCIATION,
- -----------------------
  as Agent

Bank of America National Trust
and Savings Association
Agency Management Services #5596
1455 Market Street, 12th Floor
San Francisco, California 94103
Attention:  Doris v. G. Bergum
            Vice President
Telephone:  (415) 953-8952
Facsimile:  (415) 622-4894


BANK OF AMERICA NATIONAL TRUST
- ------------------------------
AND SAVINGS ASSOCIATION,
- -----------------------
   as a Bank

Bank of America National Trust
and Savings Association
101 Park Center Plaza
San Jose, CA 95113
Attention:  Kenneth E. Jones
            Vice President
Telephone:  (408) 277-7644
Facsimile:  (408) 277-7087

BANK OF AMERICA NATIONAL TRUST
- ------------------------------
AND SAVINGS ASSOCIATION,
- -----------------------
  as an Issuing Bank

Bank of America National Trust
and Savings Association
International Trade
Banking Division #5655
333 S. Beaudry Ave., 19th Floor
Los Angeles, CA 90017


NATIONSBANK OF  TEXAS,
- ---------------------
NATIONAL ASSOCIATION, as a Bank
- --------------------
and Issuing Bank

NationsBank of  Texas,
National  Association

901 Main Street
TX1-492-14-06
Dallas, Texas 75202
Attn: Kay Hibbs
Telephone:  (214) 508-3089
Facsimile:  (214) 508-0944

With a Copy to:

Tom Scharfenberg
Vice President
NationsBank of Texas,
National Association
444 S. Flower St, Suite 4100
Los Angeles, CA 90071

                                      -2-